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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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COVANTA HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

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COVANTA HOLDING CORPORATION
40 Lane Road
Fairfield, New Jersey 07004
(973) 882-9000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 30, 2007

To our Stockholders:

We are notifying you that our 2007 Annual Meeting of Stockholders will be held on May 30, 2007, at Covanta Holding Corporation, 40 Lane Road, Fairfield, NJ 07004, at 11:00 a.m. local time. At the meeting we will ask you to:

1. elect ten directors to our Board of Directors, each for a term of one year;

2. ratify the appointment of Ernst & Young LLP, the independent registered public accountants, as our independent auditors for the 2007 fiscal year; and

3. consider such other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Our Board of Directors has fixed the close of business on April 16, 2007 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement of the Annual Meeting. A complete list of these stockholders will be available at our principal executive offices prior to the Annual Meeting.

All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage pre-paid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from that institution that is the record holder a proxy issued in your name and bring to the Annual Meeting.

By Order of the Board of Directors

Covanta Holding Corporation

Timothy J. Simpson
Secretary

Fairfield, New Jersey
April 25, 2007

PROXY STATEMENT
BOARD STRUCTURE AND COMPOSITION
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT AUDITOR FEES
PROPOSALS BY STOCKHOLDERS
INCORPORATION BY REFERENCE
ANNUAL REPORT

COVANTA HOLDING CORPORATION
40 Lane Road
Fairfield, New Jersey 07004

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Covanta Holding Corporation for use at the Covanta Holding Corporation 2007 Annual Meeting of Stockholders to be held on May 30, 2007, at 11 a.m. local time, or any adjournment or postponement of the Annual Meeting, for the purposes described in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004. This proxy statement and accompanying proxy card were mailed on or about April 25, 2007 to all stockholders entitled to vote at the Annual Meeting. Throughout this proxy statement when the terms “Covanta,” the “Company,” “we,” “our,” “ours” or “us” are used, they refer to Covanta Holding Corporation and we sometimes refer to our Board of Directors as the “Board.” Our subsidiary Covanta Energy Corporation is often referred to in this proxy statement as “Covanta Energy.”

What is the purpose of the Annual Meeting?

At the Annual Meeting, you will be asked to act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders, including:

•	the election of ten directors to our Board of Directors, each for a term of one year (see page 10); and

•	ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2007 (see page 13).

In addition, management will report on our performance and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on the record date, April 16, 2007, are entitled to vote their shares at the Annual Meeting. On that date there were 153,793,825 shares of our common stock outstanding and entitled to vote.

How many votes do I have?

You will have one vote for each outstanding share of our common stock that you owned on April 16, 2007 (the record date), as each outstanding share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

How many votes must be present to hold the Annual Meeting?

The presence in person or by proxy of stockholders entitled to cast a majority of all of the votes entitled to be cast at the Annual Meeting, including shares represented by proxies that reflect abstentions, constitutes a quorum. Abstentions and broker non-votes are counted as present and entitled to vote for the purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that record holder does not have discretionary voting power for that particular proposal and has not received voting instructions from the beneficial owner. If there is not a quorum at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will only have the power to adjourn the Annual Meeting until there is a quorum. The Annual Meeting may be reconvened without additional notice to the stockholders, other than an announcement at the prior adjournment of the Annual Meeting, within 30 days after the record date, and a quorum must be present at such reconvened meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., you are considered, with respect to those shares, the “stockholder of record” or “record owner.” As a record owner, the Notice of Annual Meeting, Proxy Statement and 2006 Annual Report including our 2006 Annual Report on Form 10-K and proxy card, have been sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. As a beneficial owner the Notice of Annual Meeting, Proxy Statement and 2006 Annual Report including our Annual Report on Form 10-K and proxy card have been sent to the holder of record of your shares. If you wish to attend the Annual Meeting and vote shares of our common stock held through a broker, bank or other nominee, you will need to obtain a proxy form from the institution that holds your shares and follow the voting instructions on that form.

How do I vote my shares at the Annual Meeting?

You may vote either in person at the Annual Meeting or by proxy. If you vote by proxy, you may still attend the Annual Meeting in person.

If you wish to vote in person at the Annual Meeting, please attend the meeting and you will be instructed there as to the balloting procedures. Please bring personal photo identification with you to the meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting in person.

If you wish to vote by proxy, you must properly execute, date and return the enclosed proxy to us by mail in the enclosed return envelope (which is postage pre-paid if mailed in the United States), and not revoke it before it is exercised at the Annual Meeting. If you do this, your shares of common stock represented by the proxy will be voted by the proxy holders in accordance with your instructions as marked on the proxy. Anthony J. Orlando and Timothy J. Simpson are the proxy holders. If you are a beneficial owner of shares, you will need to obtain a proxy from the institution that holds your shares and follow the voting instructions on that form.

If you do not intend to vote in person at the Annual Meeting, please remember to submit your proxy to us prior to the Annual Meeting to ensure that your vote is counted.

Can I revoke my proxy or change my vote after I have voted?

Even after you have submitted your proxy, you may revoke your proxy or change your vote by doing one of the following before your proxy is exercised at the Annual Meeting:

If you are the record owner of shares:

(1) deliver a written notice of revocation to our Secretary at Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004;

(2) submit a properly executed proxy bearing a later date; or

(3) attend the Annual Meeting and cast your vote in person.

If you are the beneficial owner of shares and have submitted to the institution that holds your shares your proxy, you will need to contact that institution and follow its instructions for revoking a proxy.

Attendance at the Annual Meeting will not cause your previously submitted proxy to be revoked unless you cast a vote at the Annual Meeting.

What if I do not vote for some of the matters listed on the proxy?

If you return a proxy to us without indicating your vote, in accordance with the Board’s recommendation, your shares will be voted by the proxy holders as follows:

•	“FOR” election of the ten nominees for director; and

•	“FOR” ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2007.

In addition, if other matters are properly presented for voting at the Annual Meeting, or at any adjournment or postponement thereof, your proxy grants Messrs. Orlando and Simpson the discretion to vote your shares on such matters. The Board does not expect any additional matters to be presented for a vote at the Annual Meeting. If, for any unforeseen reason, any of the director nominees described in this proxy statement are not available as a candidate for director, then Messrs. Orlando and Simpson will vote the stockholder proxies for such other candidate or candidates as the Board may nominate.

How many votes are required to elect directors and to adopt the other proposals?

In the election for directors, the ten nominees receiving the highest number of “FOR” votes cast in person or by proxy will be elected. A “WITHHOLD” vote for a nominee is the equivalent of abstaining. Abstentions and broker non-votes are not counted as votes cast for the purposes of, and therefore will have no impact as to, the election of directors. Although the director nominees with the highest number of “FOR” votes cast will be elected at the Annual Meeting, our Corporate Governance Guidelines contain a majority voting policy which requires any nominee for director in an uncontested election to tender his or her resignation to the Board if that nominee receives a greater number of “WITHHOLD” votes than “FOR” votes in any election. The Nominating and Governance Committee will consider the resignation offer and recommend to the Board the action to be taken with respect to the tendered resignation. The Board will act upon the Nominating and Governance Committee’s recommendation no later than 90 days following certification of the stockholder vote. A complete copy of our Corporate Governance Guidelines are attached to this proxy statement as Exhibit A and are also posted on our website at www.covantaholding.com.

All proposals, other than the election of directors, require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. An abstention as to any matter, when passage requires the vote of a majority of the votes entitled to be cast at the Annual Meeting, will have the effect of a vote “AGAINST.” Broker non-votes will not be considered, and will not be counted for any purpose in determining whether a matter has been approved.

Brokers, banks or other nominees have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine” by the New York Stock Exchange, such as the election of directors and the ratification of the appointment of Ernst & Young LLP as our independent auditors addressed by proposals 1 and 2 in this proxy statement; therefore, your shares may be voted on proposals 1 and 2 if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. On non-routine matters, nominees do not have discretion to vote shares without instructions from beneficial owners and thus are not entitled to vote on such proposals in the absence of such specific instructions, resulting in a broker non-vote for those shares.

Representatives of American Stock Transfer & Trust Company, our transfer agent, will tabulate the votes and act as the inspector of the election at the Annual Meeting.

Can my shares be voted if I do not return my proxy and do not attend the Annual Meeting?

If you do not vote your shares and you are the beneficial owner of the shares, your broker can vote your shares on matters that the New York Stock Exchange has ruled are routine.

If you do not vote your shares and you are the record owner of the shares, your shares will not be voted.

Who pays the cost of solicitation of proxies for the Annual Meeting?

We will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies personally, electronically or by telephone without additional compensation for such proxy solicitation activity. Brokers and other nominees who held our common stock on the record date will be asked to contact the beneficial owners of the shares that they hold to send proxy materials to and obtain proxies from such beneficial owners.

Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this proxy statement to our stockholders.

BOARD STRUCTURE AND COMPOSITION

The Board is currently comprised of ten directors. During 2006, the Board held six meetings and took action by written consent five times. Each director attended at least 75% of all meetings of the Board and those Board committees on which he or she served during 2006. In 2004, we adopted a policy pursuant to which we expect our Board members to attend the annual meetings of our stockholders. In May 2006, all of the then current directors attended our Annual Meeting of Stockholders. The Board has adopted Corporate Governance Guidelines which, among other matters, describe the responsibilities and certain qualifications of our directors. Our Corporate Governance Guidelines are attached to this proxy statement as Exhibit A and are posted on our website at www.covantaholding.com. A copy also may be obtained by writing to our Vice President of Investor Relations at our principal executive offices.

Our Corporate Governance Guidelines include a Majority Voting Policy, which was adopted by the Board in February, 2007 and provides that in an uncontested election (i.e., an election where the only nominees are those recommended by the Board), any nominee for directors who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to the Board for consideration in accordance with the procedures described in the Majority Voting Policy attached to our Corporate Governance Guidelines.

The Corporate Governance Guidelines also require that a majority of the Board qualify as independent within the meaning of the independence standards of the New York Stock Exchange. The applicable standards for independence to the Board are attached to our Corporate Governance Guidelines, referred to as the “Independence Standards.” These Independence Standards contain categorical standards that we have adopted to assist in making determinations of director independence required by New York Stock Exchange rules. These Independence Standards also describe certain relationships between directors and us that the Board has determined to be categorically immaterial.

In accordance with the Independence Standards, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and us and our subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between directors, their organizational affiliations or any member of their immediate family, on the one hand, and us and our executive management, on the other hand. As provided in the Independence Standards, the purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that the following directors are independent of us and our management under the standards set forth in the Independence Standards: David M. Barse, Ronald J. Broglio, Peter C.B. Bynoe, Richard L. Huber, William C. Pate, Robert S. Silberman, Jean Smith and Clayton Yeutter, and that none of these directors had relationships with us except those that the Board has determined to be categorically immaterial as set forth in the Independence Standards. In making these determinations, the Board considered that in the ordinary course of business, transactions may occur between us and our subsidiaries and companies at which one or more of our directors are or have been officers. In each case, the amounts paid to these other companies in each of the last three years did not exceed the applicable thresholds set forth in the Independence Standards or the nature of the relationships with these other companies did not otherwise affect the independent judgment of any of such directors. The Board also considered charitable contributions to not-for-profit organizations of which directors or their immediate family members are affiliated, none of which exceeded the applicable thresholds set forth in the Independence Standards.

In connection with this review, the Board noted that Mr. Yeutter is senior advisor to the law firm of Hogan & Hartson LLP. Hogan & Hartson LLP has provided Covanta Energy with certain legal services for many years, including 2006. This relationship preceded our acquisition of Covanta Energy and Mr. Yeutter did not direct or have any direct or indirect involvement in the procurement, provision, oversight or billing of such legal services and does not directly or indirectly benefit from those fees. The Board has concluded that this relationship does not interfere with Mr. Yeutter’s exercise of independent judgment as a director or otherwise prevent him from meeting any of the Independence Standards as it does not constitute a “material relationship” to Mr. Yeutter, Hogan & Hartson, us or Covanta Energy and Mr. Yeutter qualifies as an independent director under applicable Securities and Exchange Commission, referred to as the “SEC,” rules and regulations and New York Stock Exchange listing standards.

Samuel Zell and Mr. Pate are executive officers of Equity Group Investments, L.L.C., referred to as “EGI.” EGI is affiliated with SZ Investments LLC, referred to as “SZ Investments,” a holder of approximately 15.1% of our common stock as of April 16, 2007, as described under “Equity Ownership of Certain Beneficial Owners.” Although Mr. Zell was an executive officer of ours within the past three years, and is therefore not independent, the Board reviewed the independence of Mr. Pate. In particular, the Board examined not only the amounts paid to EGI and SZ Investments in connection with the financings and other relationships within the past three years, but also the subjective nature of Mr. Pate’s relationship with us, as our former non-executive Chairman of the Board. The Board determined that the amounts paid to EGI and SZ Investments did not exceed the applicable thresholds under New York Stock Exchange listing standards and under our Independence Standards and that these relationships do not interfere with Mr. Pate’s exercise of independent judgment as a director. Therefore, the Board concluded that Mr. Pate qualifies as an independent director under applicable SEC rules and regulations and New York Stock Exchange listing standards.

Mr. Barse is the President and Chief Executive Officer of Third Avenue Management LLC, referred to as “Third Avenue,” a holder of approximately 5.7% of our common stock as of April 16, 2007, as described under “Equity Ownership of Certain Beneficial Owners.” The Board noted that although Mr. Barse was our President and Chief Operating Officer from July 1996 until July 2002, such prior service as our executive officer occurred more than three years ago and does not interfere with his exercise of independent judgment as a director. Further, the Board examined the amounts paid to Third Avenue and its affiliates in connection with the financings and other transactions within the past three years, and concluded that these transactions did not exceed the applicable thresholds under New York Stock Exchange rules and under our Independence Standards and that these relationships do not interfere with Mr. Barse’s exercise of independent judgment as a director. Therefore, the Board concluded that Mr. Barse qualifies as an independent director under applicable SEC rules and regulations and New York Stock Exchange listing standards.

Committees of the Board

Audit Committee.  The current members of the Audit Committee are Ms. Smith (Chair), Mr. Huber and Mr. Pate. Each of the members of the Audit Committee is an independent director under applicable New York Stock Exchange listing standards and applicable SEC rules and regulations and the Board has determined that each of the members of the Audit Committee qualifies as an “audit committee financial expert” under applicable SEC rules. Our Board has determined that Mr. Pate is a financial expert in part due to his “other relevant experience,” which experience includes Mr. Pate’s extensive investment banking experience involving the critical evaluation of financial statements as (a) a director of several public companies, (b) our former Chairman of the Board and (c) the investment manager of private capital. In this later role, our Board has determined that he had oversight of the preparation, auditing or evaluation of financial statements in conjunction with numerous acquisitions in a variety of industries and in conjunction with raising of public fixed income and equity capital for associated corporations.

The Audit Committee operates under a written charter that was amended and restated by the Board as of December 2006, a copy of which is available on our website at www.covantaholding.com or may be obtained by writing to our Vice President of Investor Relations at our principal executive offices. Under its charter, the functions of the Audit Committee include assisting the Board in its oversight of the quality and integrity of our financial statements and accounting processes, compliance with legal and regulatory requirements, assessing and reviewing the qualifications and independence of our independent auditors and the performance of the independent auditors and overseeing our internal audit function. The Audit Committee has the sole authority to select, evaluate, appoint or replace our independent auditors and has the sole authority to approve all audit engagement fees and terms. The Audit Committee must pre-approve all permitted non-auditing services to be provided by the independent auditors, discuss with management and the independent auditors our financial statements and any disclosures and SEC filings relating thereto, recommend for stockholder approval the ratification of the independent auditors for us, review the integrity of our financial reporting process, establish policies for hiring of employees or former employees of the auditors and investigate any matters pertaining to the integrity of management.

The Audit Committee held six meetings during 2006.

Compensation Committee.  The current members of the Compensation Committee are Messrs. Barse (Chair), Silberman and Bynoe. Each of the members of the Compensation Committee qualifies as an independent director under applicable New York Stock Exchange listing standards and is considered to be a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this proxy statement. Messrs. Silberman and Bynoe are “outside directors” under section 162(m) of the Internal Revenue Code of 1986, as amended, which we refer to as the “Tax Code” in this proxy statement. Because Mr. Barse was previously an executive officer of ours, he does not qualify as an “outside director” solely for purposes of section 162(m) of the Tax Code. However, our Board has determined that Mr. Barse’s prior relationship does not interfere with his exercise of independent judgment as a director and noted that he qualifies as an independent director under applicable New York Stock Exchange listing standards. Consequently, Mr. Barse recuses himself from voting in connection with any compensation matters in which section 162(m) issues may arise, whether made by the Compensation Committee or the full Board.

The Compensation Committee operates under a written charter that was amended and restated by our Board as of December 2006, a copy of which is available on our website at www.covantaholding.com or may be obtained by writing to our Vice President of Investor Relations at our principal executive offices. Under its charter, the Compensation Committee among other things, has the following authority:

(1) to review and approve the Company’s goals relating to the chief executive officer’s compensation, evaluate the chief executive officer’s performance under those goals and set the chief executive officer’s compensation;

(2) to evaluate, review and approve the compensation structure and process for our other officers and the officers of our subsidiaries;

(3) to evaluate, review and recommend to our board of directors any changes to, or additional stock-based and other incentive compensation plans;

(4) to engage independent advisors to assist the members of the Compensation Committee in carrying out their duties; and

(5) to recommend inclusion of the Compensation Discussion and Analysis in this proxy statement and our Annual Report on Form 10-K.

The Compensation Committee held eight meetings during 2006.

Nominating and Governance Committee.  The current members of the Nominating and Governance Committee are Mr. Yeutter (Chair), Ms. Smith and Mr. Broglio. Each of the members of the Nominating and Governance Committee qualifies as an independent director under applicable New York Stock Exchange listing standards.

The Nominating and Governance Committee operates under a written charter that was amended and restated by the Board as of December 2006, a copy of which is available on our website at www.covantaholding.com or may be obtained by writing to our Vice President of Investor Relations at our principal executive offices. Under its charter, the Nominating and Governance Committee is responsible for assisting the Board in identifying qualified candidates to serve on the Board, recommending director nominees for the annual meeting of stockholders, identifying individuals to fill vacancies on the Board, recommending corporate governance guidelines to the Board, leading the Board in its annual self evaluations and recommending nominees to serve on each committee of the Board. The Nominating and Governance Committee, among other things, has the authority to evaluate candidates for the position of director, retain and terminate any search firm used to identify director candidates and review and reassess the adequacy of our corporate governance procedures.

The Nominating and Governance Committee held four meetings during 2006 and took action by written consent once.

In identifying candidates for positions on the Board, the Nominating and Governance Committee generally relies on suggestions and recommendations from members of the Board, management and stockholders. In 2006, we did not use any search firm or pay fees to other third parties in connection with seeking or evaluating Board nominee candidates.

The Nominating and Governance Committee does not set specific minimum qualifications for director positions. Instead, the committee believes that nominations should be based on a particular candidate’s merits and our needs after taking into account the current composition of the Board. When evaluating candidates for the position of director, the Nominating and Governance Committee considers an individual’s skills, age, diversity, independence from us, experience in areas that address the needs of the Board and ability to devote adequate time to Board duties. Candidates that appear to best fit the needs of the Board and us are identified and unless such individuals are well known to the Board, they are interviewed and further evaluated by the Nominating and Governance Committee. Candidates selected by the Nominating and Governance Committee are then recommended to the full Board. After the Board approves a candidate, the Chair of the Nominating and Governance Committee extends an invitation to the candidate to join the Board.

The Nominating and Governance Committee will consider candidates recommended by stockholders if such recommendations are accompanied by relevant biographical information and are submitted in accordance with our organizational documents, New York Stock Exchange requirements and SEC rules and regulations, each as in effect from time to time. Candidates recommended by stockholders will be evaluated in the same manner as other candidates. Under our Amended and Restated By-Laws, any holder of 20% or more of our outstanding voting securities has the right, but not the obligation, to nominate one qualified candidate for election as a director. Provided that such stockholder adequately notifies us of a nominee within the time periods set forth in our applicable proxy statement, that individual will be included in our proxy statement as a nominee.

Finance Committee.  The current members of the Finance Committee are Mr. Silberman (Chair) and Messrs. Barse, Orlando and Pate.

The Finance Committee was created during 2006 and operates under a written charter, a copy of which is available on our website at www.covantaholding.com, or may be obtained by writing to our Vice President of Investor Relations at our principal executive offices. Under its charter, the Finance Committee is responsible for assisting the Board in its oversight of our consideration of new financial commitments, acquisitions, investment, and other transactions that are either material to us or are otherwise not contemplated by our annual budget or business/financial plan. The Finance Committee is also responsible for establishing policies with respect to the issuance of dividends on our common stock and spending authorization by our senior executives.

The Finance Committee held one meeting during 2006.

Public Policy Committee.  The current members of the Public Policy Committee are Mr. Bynoe (Chair), and Messrs. Broglio, Huber and Orlando.

The Public Policy Committee operates under a written charter, a copy of which is available on our website at www.covantaholding.com, or may be obtained by writing to our Vice President of Investor Relations at our principal executive offices. Under its charter, the Public Policy Committee is responsible for the assisting the Board in its oversight responsibilities for matters relating to public policy. The Public Policy Committee’s responsibilities include oversight of legislative and regulatory developments affecting our business, employee safety programs and procedures, community relations programs, political and charitable contributions by us, and other matters of public policy affecting our domestic and international business.

The Public Policy Committee held three meetings during 2006.

Executive Sessions of Non-Management Directors and Independent Directors

The non-management directors of the Board meet regularly in executive sessions without our management present. The independent directors also meet on occasion or as necessary in executive session. The Chairs of each of the committees together select a director to serve as the Chair of each executive session of independent directors. Stockholders wishing to communicate with the independent directors may contact them by writing to: Independent Directors, c/o Corporate Secretary, Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004. Any such communication will be promptly distributed to the directors named in the communication in the same manner as described below in “Stockholder Communications with the Board.”

Communications with the Board

Stockholders and other interested parties can send communications to one or more members of the Board by writing to the Board or to specific directors or group of directors at the following address: Covanta Holding Corporation Board of Directors, c/o Corporate Secretary, Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004. Any such communication will be promptly distributed by the Corporate Secretary to the individual director or directors named in the communication or to all directors if the communication is addressed to the entire Board.

Compensation of the Board

On an annual basis, at the Annual Meeting of Stockholders at which directors are elected, each non-employee director will be awarded 4,500 shares of restricted stock, which vest as follows: one-third vest upon the grant of the award, one-third will vest one year after the date of grant and the final one-third of the restricted shares will vest two years after the date of grant. Mr. Barse waived his right to receive equity awards for 2006 and has indicated his intention to waive his right to receive equity compensation in 2007. Non-employee directors also will receive an annual fee of $30,000. The Chairman of the Board will receive an additional annual fee of $15,000. In addition, the chairs of the Audit Committee and Compensation Committee will each receive an additional annual fee of $10,000 for such service and the chair of each of the other committees of the Board, including without limitation, the Nominating and Governance Committee, the Public Policy Committee and the Finance Committee will be entitled to receive an additional annual fee of $5,000 for such service. Non-employee directors will be entitled to receive a meeting fee of $2,000 for each Audit Committee meeting and $1,500 for each other committee meeting they attend. Directors who are appointed at a date other than the annual meeting of stockholders, will be entitled to receive a pro rata portion of the annual director compensation.

The following table sets forth the compensation paid to each of our non-employee directors for the year ended December 31, 2006.

Director Compensation for 2006

	Fees Earned or	Stock	Option
	Paid in Cash	Awards(2)	Awards(3)	Total
Name(1)	($)	($)	($)	($)

David M. Barse(4)	$43,944	$—	$—	$43,944
Ronald J. Broglio	$37,500	$85,436	$—	$122,936
Peter C.B. Bynoe(5)	$48,500	$85,436	$—	$133,936
Richard L. Huber	$43,125	$85,436	$—	$128,561
William C. Pate	$42,000	$85,436	$—	$127,436
Robert S. Silberman(6)	$42,000	$85,105	$—	$127,105
Jean Smith(7)	$53,861	$85,436	$—	$139,297
Clayton Yeutter(8)	$45,500	$85,436	$—	$130,936
Samuel Zell(9)	$42,959	$82,799	$—	$125,758

(1)	As an employee, Mr. Orlando is not entitled to additional compensation for serving as a member of the Board or any committee of the Board. See the “Summary Compensation Table” for his compensation information.

(2)	Each non-employee director, except for Mr. Barse, who declined to receive any non-cash compensation, received an award of 4,500 shares of restricted stock on May 31, 2006 that had a grant date fair value of $72,495, as computed in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payments,” referred to in this proxy statement as “FAS 123R.” The amounts in the “Stock Awards” column represent the compensation cost recognized by us in 2006 related to all restricted awards to the directors, for which compensation costs were still being recognized in 2006 computed in accordance with FAS 123R. For a discussion of valuation assumptions, see Note 23 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2006. Set forth below is the total number of shares of unvested restricted stock that each non-employee director has been granted in his or her role as a director as of December 31, 2006, as well as the shares of restricted stock which vested during 2006.

		Number of Restricted
	Number of Unvested	Stock Awards Vested
	Restricted Stock Awards	During Fiscal Year
	Held as of December 31,	Ended December 31,
Director	2006(a)(b)	2006

David M. Barse	0	0
Ronald J. Broglio	4,500	2,500
Peter C.B. Bynoe	4,500	2,500
Richard L. Huber	4,500	2,500
William C. Pate	4,500	2,500
Robert S. Silberman	4,416	2,417
Jean Smith	4,500	2,500
Clayton Yeutter	4,500	2,500
Samuel Zell	4,000	2,000

a.	For each director except Mr. Barse, 500 shares of restricted stock vest on each of September 19, 2007 and September 19, 2008 and 1,500 shares of restricted stock vest on each of May 31, 2007 and May 31, 2008. For each director except Messrs. Barse, Silberman and Zell, 500 shares of restricted stock vest on October 5, 2007. For Mr. Silberman, 416 shares of restricted stock vest on December 8, 2007.

b.	Notwithstanding the vesting schedule attached to such restricted stock awards granted in 2006, all such restricted stock awards were considered to be vested for purposes of FAS 123R.

(3)	No stock options were granted to directors in 2006. Set forth below is the total number of stock option awards made to each non-employee director in his or her role as a director that were outstanding as of December 31, 2006.

	Number of Stock Options
	Outstanding as of December 31,
Director	2006(a)

David M. Barse	0	(b)
Ronald J. Broglio	26,668
Peter C.B. Bynoe	13,334
Richard L. Huber	40,001
William C. Pate	26,668
Robert S. Silberman	13,334
Jean Smith	13,334
Clayton Yeutter	26,668
Sam Zell	13,334

a.	For each of the directors except Mr. Barse, 13,334 of their options are exercisable at $12.90 per share. For Messrs. Broglio and Pate, 13,334 of their options are exercisable at $7.43 per share. For Mr. Huber, 26,667 of his options are exercisable at $4.26 per share. For Mr. Yeutter, 13,334 of his options are exercisable at $4.26 per share.

b.	This table does not reflect options held by Mr. Barse which he received in consideration for his service prior to 2003 as an executive officer of ours.

(4)	Mr. Barse is the chair of the Compensation Committee. Mr. Barse waived his right to receive equity awards for 2006.

(5)	Mr. Bynoe is the chair of the Public Policy Committee.

(6)	Mr. Silberman is the chair of the Finance Committee.

(7)	Ms. Smith is the chair of the Audit Committee.

(8)	Mr. Yeutter is the chair of the Nominating and Governance Committee.

(9)	Mr. Zell is the chairman of the Board.

Policies on Business Conduct and Ethics

We have a Code of Conduct and Ethics for Senior Financial Officers and a Policy of Business Conduct. The Code of Conduct and Ethics applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller or persons performing similar functions. The Policy of Business Conduct applies to all of our and our subsidiaries’, directors, officers and employees. Both the Code of Conduct and Ethics and the Policy of Business Conduct are available on our website at www.covantaholding.com and copies may be obtained by writing to our Vice President of Investor Relations at our principal executive offices.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board is currently comprised of ten directors. The Board, at the recommendation of the Nominating and Governance Committee, has nominated each of the following ten individuals to serve as a director for a term of one year:

David M. Barse
Ronald J. Broglio
Peter C.B. Bynoe
Richard L. Huber
Anthony J. Orlando
William C. Pate
Robert S. Silberman
Jean Smith
Clayton Yeutter
Samuel Zell

Each of the nominees currently serves as a member of the Board. If elected to another term at this year’s Annual Meeting, each nominee will serve until the date of next year’s annual meeting or until his or her successor has been elected and qualified.

Each nominee has consented to serve as a member of the Board if elected or re-elected, as the case may be, for another term. Nevertheless, if any nominee becomes unable to stand for election (which the Board does not anticipate happening), each proxy will be voted for a substitute designated by the Board or, if no substitute is designated by the Board prior to or at the Annual Meeting, the Board will act to reduce the membership of the Board to the number of individuals nominated.

There is no family relationship between any nominee and any other nominee or any executive officer of ours. The information set forth below concerning the nominees has been furnished to us by the nominees.

The Board recommends that you vote “FOR” the election of each of the above named nominees to the Board. Proxies solicited by the Board will be voted “FOR” the election of each of the nominees named above unless instructions to the contrary are given.

Our Directors

David M. Barse has served as a director since 1996 and is Chairman of the Compensation Committee and a member of the Finance Committee. Mr. Barse’s one-year term as a director will expire at the next annual meeting of stockholders. Mr. Barse served as our President and Chief Operating Officer from July 1996 until July 2002. Since February 1998, Mr. Barse has served as President and since June 2003, Chief Executive Officer of Third Avenue, an investment adviser to mutual funds and separate accounts. From April 1995 until February 1998, Mr. Barse served as the Executive Vice President and Chief Operating Officer of Third Avenue Trust and its predecessor, Third

Avenue Value Fund, Inc., together with its predecessor, referred to as “Third Avenue Trust,” before assuming the position of President in May 1998 and Chief Executive Officer in September 2003. In 2001, Mr. Barse became Trustee of both the Third Avenue Trust and Third Avenue Variable Series Trust. Since June 1995, Mr. Barse has been the President and, since July 1999, Chief Executive Officer of M.J. Whitman, LLC and its predecessor, a full service broker-dealer. Mr. Barse joined the predecessor of M.J. Whitman LLC and Third Avenue in December 1991 as General Counsel. Mr. Barse also presently serves as a director of American Capital Access Holdings, a privately held financial insurance company. Mr. Barse is 44 years old.

Ronald J. Broglio has served as a director since October 2004 and is a member of the Nominating and Governance Committee and the Public Policy Committee. Mr. Broglio’s one-year term as a director will expire at the next annual meeting of stockholders. Mr. Broglio has been the President of RJB Associates, a consulting firm specializing in energy and environmental solutions, since 1996. Mr. Broglio was Managing Director of Waste to Energy for Waste Management International Ltd. from 1991 to 1996. Prior to joining Waste Management, Mr. Broglio held a number of positions with Wheelabrator Environmental Systems Inc. from 1980 through 1990, including Managing Director, Senior Vice President — Engineering, Construction & Operations and Vice President of Engineering & Construction. Mr. Broglio served as Manager of Staff Engineering and as a staff engineer for Rust Engineering Company from 1970 through 1980. Mr. Broglio is 66 years old.

Peter C. B. Bynoe has served as a director since July 2004 and is a member of the Compensation Committee and is Chairman of the Public Policy Committee. Mr. Bynoe’s one-year term as a director will expire at the next annual meeting of stockholders. Mr. Bynoe joined the law firm of DLA Piper US, LLP as a partner in 1995 and currently serves on the firm’s Executive Committee. Mr. Bynoe has been a principal of Telemat Ltd., a consulting and project management firm, since 1982. Mr. Bynoe is a director of Rewards Network Inc., a provider of credit card loyalty and rewards programs. Mr. Bynoe is 56 years old.

Richard L. Huber has served as a director since July 2002 and is a member of the Audit Committee and the Public Policy Committee. Mr. Huber’s one-year term as a director will expire at the next annual meeting of stockholders. Mr. Huber served as Chairman and the Interim Chief Executive Officer of American Commercial Lines, Inc., a marine transportation and service company (“ACL”), from April 2004 until January 2005 and continues as a director of ACL and various subsidiaries and affiliates of ACL. Mr. Huber has been Managing Director, Chief Executive Officer and Principal of the direct investment group Norte-Sur Partners, a direct private equity investment firm focused on Latin America, since January 2001. Mr. Huber held various positions with Aetna, Inc. since 1995, most recently as the Chief Executive Officer, until February 2000. Mr. Huber has approximately 40 years of prior investment and merchant banking, international business and management experience, including executive positions with Chase Manhattan Bank, Citibank, Bank of Boston and Continental Bank. Mr. Huber is also a director of Gafisa, a Brazilian real estate development company. Mr. Huber is 70 years old.

Anthony J. Orlando has served as our President and Chief Executive Officer since October 2004. He has served as a director since September 2005 and is a member of the Public Policy Committee and the Finance Committee. Mr. Orlando’s one-year term as a director will expire at the next annual meeting of stockholders. Previously, Mr. Orlando had been President and Chief Executive Officer of Covanta Energy since November 2003. From March 2003 to November 2003 Mr. Orlando served as Senior Vice President, Business and Financial Management of Covanta Energy. From January 2001 until March 2003, Mr. Orlando served as Covanta Energy’s Senior Vice President, Waste-to-Energy. Previously, he served as Executive Vice President of Covanta Energy Group, Inc. Mr. Orlando joined Covanta Energy in 1987. Mr. Orlando is 47 years old.

William C. Pate has served as a director since 1999 and is a member of the Audit Committee and the Finance Committee. Mr. Pate’s one-year term as a director will expire at the next annual meeting of stockholders. He was our Chairman of the Board from October 2004 through September 2005. Mr. Pate is Managing Director of Equity Group Investments LLC (“EGI”), a privately-held investment firm. Mr. Pate has been employed by EGI or its predecessor in various capacities since 1994. Mr. Pate also serves as a director of Adams Respiratory Therapeutic, Inc., a specialty pharmaceutical company, and Hanover Compressor Company, a global oil field services provider. Mr. Pate is 43 years old.

Robert S. Silberman has served as a director since December 2004 and is Chairman of the Finance Committee and a member of the Compensation Committee. Mr. Silberman also served during 2006 on the Public Policy

Committee. Mr. Silberman’s one-year term as a director will expire at the next annual meeting of stockholders. Mr. Silberman has been Chairman of the Board of Directors of Strayer Education, Inc., a leading provider of graduate and undergraduate degree programs focusing on working adults, since February 2003 and its Chief Executive Officer since March 2001. Mr. Silberman was Executive in Residence at New Mountain Capital, LLC from August 2000 to March 2001. From 1995 to 2000, Mr. Silberman served as President and Chief Operating Officer of CalEnergy Company, Inc., a California independent energy producer, and in other capacities. Mr. Silberman has also held senior positions within the public sector, including U.S. Assistant Secretary of the Army. In addition to Strayer Education, Inc., Mr. Silberman serves on the Board of Directors of Surgis, Inc., an ambulatory surgery center and surgical services company, and NewPage Holding Corporation, a paper manufacturer. Mr. Silberman is a member of the Council on Foreign Relations. Mr. Silberman is 49 years old.

Jean Smith has served as a director since December 2003 and is the Chairperson of the Audit Committee and a member of the Nominating and Governance Committee. Ms. Smith’s one-year term as a director will expire at the next annual meeting of stockholders. Ms. Smith has been a Managing Director of Plainfield Asset Management LLC since 2006. Ms. Smith previously held the position of President of Sure Fit Inc. from 2004 to 2006 and was a private investor and consultant from 2001 to 2004. Ms. Smith has more than 25 years of investment and international banking experience, having previously held the position of Managing Director of Corporate Finance for U.S. Bancorp Libra and positions with Banker’s Trust Company, Citicorp Investment Bank, Security Pacific Merchant Bank and UBS Securities. Ms. Smith is 51 years old.

Clayton Yeutter has served as a director since July 2002 and is Chairman of the Nominating and Governance Committee. Mr. Yeutter’s one-year term as a director will expire at the next annual meeting of stockholders. Mr. Yeutter is Senior Advisor to Hogan & Hartson LLP, a law firm in Washington, D.C., where he has had an international trade and agricultural law practice since 1993. From 1985 through 1991, Mr. Yeutter served in the Reagan Administration as U.S. Trade Representative and in the first Bush Administration as Secretary of Agriculture. Mr. Yeutter served as Chief Executive Officer of the Chicago Mercantile Exchange from 1978 through 1985. Mr. Yeutter is presently Chairman of the Board of Directors of ACL and a director of Burlington Capital Group, a privately-owned investment management company. Mr. Yeutter is 76 years old.

Samuel Zell has served as our Chairman of the Board since September 2005, and had also previously served as a director from 1999 to 2004, as our President and Chief Executive Officer from July 2002 to April 2004 and as our Chairman of the Board from July 2002 to October 2004. Mr. Zell’s one-year term as our Chairman and as a director will expire at the next annual meeting of stockholders. Mr. Zell has served as Chairman of the Board of Directors of EGI since 1999 and as its President since January 2006, and had been Chairman of the Board of Directors of its predecessor, Equity Group Investments, Inc., for more than five years. For more than the past five years, Mr. Zell has served as Chairman of the Board of Directors of Anixter International, Inc., a global distributor of electrical and cable systems; as Chairman of the Board of Directors of Equity Lifestyle Properties, Inc. (previously known as of Manufactured Home Communities, Inc.), an equity real estate investment trust, commonly known as a “REIT,” primarily engaged in the ownership and operation of manufactured home resort communities; as Chairman of the Board of Trustees of Equity Residential, an equity REIT that owns and operates multi-family residential properties, and as Chairman of the Board of Directors of Capital Trust, Inc., a specialized finance company. Mr. Zell is 65 years old.

Mr. Orlando was an officer of Covanta Energy when it filed for bankruptcy and has continued as officer of Covanta Energy after its emergence from bankruptcy and confirmation of its plan of reorganization. Covanta Energy’s Chapter 11 proceedings commenced on April 1, 2002. Covanta Energy and most of its domestic subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. All of the bankruptcy cases were jointly administered under the caption “In re Ogden New York Services, Inc., et al., Case Nos. 02-40826 (CB), et al.” On March 5, 2004, the Bankruptcy Court entered an order confirming Covanta Energy’s plan of reorganization and plan for liquidation for subsidiaries involved in non-core businesses and on March 10, 2004, both plans were effected.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP, a registered independent accounting firm, as our independent auditors to audit our consolidated financial statements for the year ending December 31, 2007, subject to ratification of the appointment by our stockholders. During the 2006 fiscal year, Ernst & Young LLP served as our independent auditors and also provided certain tax and audit-related services. We have been advised by Ernst & Young LLP that neither it nor any of its members has any direct or indirect financial interest in us.

Although we are not required to seek stockholder approval of this appointment, the Audit Committee and the Board believe it to be sound corporate practice to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and the Audit Committee will reconsider the appointment. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

The Audit Committee recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors. Proxies solicited by the Board will be voted “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors unless instructions to the contrary are given.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information, as of April 16, 2007 unless otherwise specified, concerning:

•	beneficial ownership of our common stock by (1) SZ Investments together with its affiliate EGI-Fund (05-07) Investors, L.L.C., referred to as “Fund 05-07,” and EGI, (2) Third Avenue, and (3) D. E. Shaw Laminar Portfolios, L.L.C., referred to as “Laminar,” which are the only beneficial owners of 5% or more of our common stock; and

•	beneficial ownership of our common stock by (1) all of our current directors, (2) those executive officers named in the Summary Compensation Table included in this proxy statement, referred to as the “named executive officers” in this proxy statement, and (3) all of our current directors and executive officers together as a group.

The number of shares beneficially owned by each entity, person, current director, director nominee or named executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the right to acquire within 60 days after the date of this table, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse or dependent children within his or her household, with respect to the shares set forth in the following table. Unless otherwise indicated, the address for all current executive officers and directors is c/o Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey 07004.

Equity Ownership of Certain Beneficial Owners

	Number of Shares		Approximate
Name and Address of Beneficial Owner	Beneficially Owned		Percent of Class

SZ Investments LLC(1)	23,176,282		15.1%
Two North Riverside Plaza Chicago, Illinois 60606
Third Avenue Management LLC(2)	8,816,889	(3)	5.7%
622 Third Avenue, 32nd Floor New York, New York 10017
D. E. Shaw Laminar Portfolios, L.L.C.(4)	13,324,171		8.7%
120 West Forty-Fifth Street Floor 39, Tower 45 New York, New York 10036

(1)	Based on a Schedule 13D/A filed with the SEC on June 29, 2005, this includes the shares owned as follows: (a) 19,500,900 shares that SZ Investments beneficially owns with shared voting and dispositive power, (b) 3,430,448 shares that Fund 05-07 beneficially owns with shared voting and dispositive power, (c) 244,934 shares that EGI beneficially owns with shared voting and dispositive power, and (d) all 23,176,282 shares listed in the preceding (a)-(c) as beneficially owned by SZ Investments, Fund 05-07 and EGI, respectively, are also beneficially owned with shared voting and dispositive power with Chai Trust Company, L.L.C., referred to as “Chai Trust.” SZ Investments is the managing member of Fund 05-07. SZ Investments, Fund 05-07 and EGI are each indirectly controlled by various trusts established for the benefit of Samuel Zell and members of his family, the trustee of each of which is Chai Trust. Mr. Zell is not a director of Chai Trust and thus disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein.

Each of Mr. Zell and William C. Pate is an executive officer of EGI and Mr. Zell is an executive officer of Fund 05-07 and SZ Investments. Mr. Zell was elected as our Chairman of the Board in September 2005 and he also previously served as a director from 1999 to 2004 and as our Chairman of the Board from July 2002 to October 2004, when he did not stand for re-election. In addition, Mr. Zell was our President and Chief Executive Officer from July 2002 until his resignation as of April 27, 2004. Mr. Pate served as our Chairman of the Board from October 2004 through September 2005 and has been a director since 1999. The addresses of each of Fund 05-07 and EGI are as set forth in the table above for SZ Investments.

(2)	Third Avenue, a registered investment advisor under Section 203 of the Investment Advisors Act of 1940, as amended, invests funds on a discretionary basis on behalf of investment companies registered under the Investment Company Act of 1940, as amended, and on behalf of individually managed separate accounts. David M. Barse has served as one of our directors since 1996 and was our President and Chief Operating Officer from July 1996 until July 2002. Since February 1998, Mr. Barse has served as President, and since June 2003, Chief Executive Officer of Third Avenue.

(3)	The shares beneficially owned by Third Avenue are held by Third Avenue Value Fund Series of the Third Avenue Trust. Based on Schedule 13G/A filed with the SEC on February 14, 2006, Third Avenue beneficially owns 8,816,889 shares of our common stock, with sole voting power and sole dispositive power with respect to all of those shares. The Schedule 13G/A also states that Third Avenue Value Fund has the right to receive dividends from, and the proceeds from the sale of, the 8,816,889 shares. These shares do not include the 571,502 shares beneficially owned by Mr. Barse (including shares underlying currently exercisable options to purchase an aggregate of 88,425 shares of common stock at exercise prices ranging from $5.31 to $7.06 per share).

(4)	Based on a Schedule 13G filed with the SEC on January 19, 2007, Laminar currently shares power to vote or direct the vote of and shares power to dispose or direct the disposition of the 13,324,171 shares of our common stock owned by Laminar. The amount reported as beneficially owned by Laminar, D. E. Shaw & Co., L.L.C., referred to as “DESCO LLC,” D. E. Shaw & Co, L.P., referred to as “DESCO LP,” and David E. Shaw, (each a “Reporting Person” and collectively, the “Reporting Persons”) includes exposure to shares held in the name of a derivative counterparty, which Reporting Persons believe may hold the shares as a hedge to the derivative instruments, and therefore not directly or indirectly owned by the Reporting Persons. The exposure to shares held in the name of a derivative counterparty for each Reporting Person is as follows: Laminar has exposure to 4,300,000 shares, DESCO LLC, as managing member of Laminar, has indirect exposure to 4,300,000 shares, DESCO LP, as investment advisor to Laminar, has indirect exposure to 4,300,000 shares and David E. Shaw, by virtue of his position as President and sole shareholder of D.E. Shaw & Co., Inc., which is the general partner of DESCO LP, and by virtue of his position as President and sole shareholder of D.E. Shaw & Co. II, Inc., which is the managing member of DESCO LLC, has indirect exposure to the aggregate 4,300,000 shares. The Reporting Persons may have the shared power to dispose or direct the disposition of the applicable shares held in the name of the derivative counterparty, including to themselves, and therefore, the Reporting Persons may be deemed to be the beneficial owner of such shares. The Reporting Persons disclaim beneficial ownership of their respective amounts of such shares.

Mr. Shaw does not own any shares of our common stock directly. By virtue of Mr. Shaw’s position as President and sole shareholder of D.E. Shaw & Co., Inc., which is the general partner of DESCO LP, which is in turn the investment advisor of Laminar, and by virtue of Mr. Shaw’s position as President and sole shareholder of D.E. Shaw & Co. II, Inc., which is the managing member of DESCO LLC, which in turn is the managing member of Laminar, Mr. Shaw may be deemed to have the shared power to vote or direct the vote of, and the shared power to dispose or direct the disposition of, the 13,324,171 shares described above, and, therefore, Mr. Shaw may be deemed to be the beneficial owner of such shares. Mr. Shaw disclaims beneficial ownership of such 13,324,171 shares.

Equity Ownership of Management

	Number of Shares		Approximate
Name	Beneficially Owned		Percent of Class

Craig D. Abolt	48,614	(1)	*
David M. Barse(2)	9,388,391	(3)	6.1%
Ronald J. Broglio(4)	34,168	(5)	*
Thomas E. Bucks	13,920	(1)	*
Peter C. B. Bynoe(6)	47,518	(7)	*
Richard L. Huber(8)	195,684	(9)	*
John M. Klett	95,848	(1)(10)	*
Anthony J. Orlando	320,969	(1)(10)	*
William C. Pate(11)	377,895	(12)	*
Mark A. Pytosh	56,354	(1)(10)	*
Robert S. Silberman(13)	34,819	(14)	*
Timothy J. Simpson	110,373	(1)(10)	*
Jean Smith	59,203	(15)	*
Clayton Yeutter(16)	130,516	(17)	*
Samuel Zell(18)	23,221,034	(19)	15.1%
All Officers and Directors as a group (14 persons)	34,135,306	(20)	22.1%

*	Percentage of shares beneficially owned does not exceed 1% of the outstanding common stock.

(1)	Includes restricted stock awarded pursuant to the terms and conditions of the employment agreements as described under “Executive Compensation — Employment Arrangements.” Messrs. Orlando, Abolt, Pytosh, Klett and Simpson received 49,656, 20,690, 20,000, 19,311 and 17,242 shares of our restricted stock, respectively, under such employment agreements. The restricted stock vests, subject to forfeiture and meeting certain performance-based metrics of Covanta Energy as approved by the Board, under their respective employment agreements in equal installments over three years, with the first one-third having vested on March 21, 2005, the second one-third having vested on February 28, 2007, and the remaining one-third vesting on February 28, 2008, except for the shares held by Mr. Pytosh, one-third of which vested on March 17, 2007, one-third vesting on each of March 17, 2008 and March 17, 2009. The restricted stock was awarded under our Equity Award Plan for Employees and Officers, referred to as the “Equity Award Plan” in this proxy statement.

Also includes the following grants of restricted stock awarded to the following persons pursuant to our Equity Award Plan as of each of the dates set forth below:

	Grants of Restricted Stock
	July 7,	March 17,	March 19,
Name	2005	2006	2007

Anthony J. Orlando	48,000	44,170	27,248
Mark A. Pytosh	—	—	11,354
Craig D. Abolt	22,000	17,668	—
John M. Klett	20,000	17,668	11,354
Timothy J. Simpson	19,200	17,079	10,900
Thomas E. Bucks	6,000	5,890	3,406

These shares of restricted stock vest over three years (except for the 2005 award, which vests over 31 months reflecting the delay in its award due to pending material transactions), with 34% of the shares vesting on the basis of continued employment and 66% vesting on the basis of satisfaction of predetermined performance criteria.

The number of shares beneficially owned by Mr. Abolt is reported above as of September 19, 2006. When Mr. Abolt’s employment terminated on August 18, 2006, 39,232 shares of his unvested restricted stock were forfeited.

(2)	Mr. Barse’s address is 622 Third Avenue, 32nd Floor, New York, New York 10017.

(3)	Includes 8,816,889 shares beneficially owned by Third Avenue, which is affiliated with Mr. Barse. Mr. Barse disclaims beneficial ownership of these shares. Also includes shares underlying currently exercisable options to purchase 50,000 shares of common stock at an exercise price of $7.06 per share and shares underlying currently exercisable options to purchase 38,425 shares of common stock at an exercise price of $5.31 per share.

(4)	Mr. Broglio’s address is 1417 High Road, Vandiver, Alabama 35176.

(5)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $7.43 per share and shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share. Includes 3,000 shares pledged as security in a margin account.

(6)	Mr. Bynoe’s address is 203 N. LaSalle Street, Suite 1900, Chicago, Illinois 60601.

(7)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share.

(8)	Mr. Huber’s address is 147 E. 48th Street, New York, New York 10043.

(9)	Includes shares underlying currently exercisable options to purchase 26,667 shares of common stock at an exercise price of $4.26 per share and shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share.

(10)	Also includes shares underlying exercisable options as of December 31, 2006 held by Messrs. Orlando, Klett and Simpson to purchase 119,875, 36,746 and 38,105 shares of common stock respectively, at an exercise price of $7.43 per share and shares underlying currently exercisable options held by Mr. Pytosh to purchase 25,000 shares of common stock at an exercise price of $20.35 per share.

(11)	Mr. Pate’s address is 2 N. Riverside Plaza, Suite 600, Chicago, Illinois 60606.

(12)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $7.43 per share and shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share.

(13)	Mr. Silberman’s address is c/o Strayer Education Inc., 1100 Wilson Boulevard, Suite 2500, Arlington, Virginia 22209.

(14)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share.

(15)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share.

(16)	Mr. Yeutter’s address is 555 Thirteenth St., N.W. Washington, D.C. 20004.

(17)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $4.26 per share and shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share.

(18)	Mr. Zell’s address is Two North Riverside Plaza, Chicago, Illinois 60606.

(19)	Includes shares underlying currently exercisable options to purchase 13,334 shares of common stock at an exercise price of $12.90 per share. Mr. Zell disclaims beneficial ownership as to (a) 19,500,900 shares beneficially owned by SZ Investments, all of which shares are pledged as security to loans, (b) 3,430,448 shares beneficially owned by Fund 05-07, and (c) 244,934 shares beneficially owned by EGI. SZ Investments, Fund 05-07 and EGI are each indirectly controlled by various trusts established for the benefit of Mr. Zell and members of his family, the trustee of each of which is Chai Trust. Mr. Zell is not a director or officer of Chai Trust and thus disclaims beneficial ownership of all such shares, except to the extent of his pecuniary interest therein. Also, Mr. Zell disclaims beneficial ownership as to 25,418 shares beneficially owned by the Helen Zell Revocable Trust, the trustee of which is Helen Zell, Mr. Zell’s spouse, as to which shares Mr. Zell disclaims beneficial ownership, except to the extent of his pecuniary interest therein.

(20)	Includes shares underlying currently exercisable options to purchase 481,492 shares of common stock that our directors and executive officers have the right to acquire within 60 days of the date of this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of our common stock and other of our equity securities. Executive officers, directors and greater than ten percent stockholders are required by Federal securities regulations to furnish us with copies of all Section 16(a) forms they file.

Based upon a review of filings with the SEC and/or written representations from certain reporting persons, we believe that all of our directors, executive officers and other Section 16 reporting persons complied during 2006 with the reporting requirements of Section 16(a).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our objective for named executive officer compensation is consistent with our objective for our business — to create long-term stockholder value. We have designed our compensation arrangements with our named executive officers to reward them for the creation of long-term growth opportunities and for continuing financial and operating performance, to create incentives for them to remain as productive long-term employees and generally to align their interests with those of our stockholders. Our performance over the past several years has supported this objective. Below we provide a more detailed explanation of the compensation and benefit programs for our named executive officers, including a description of our philosophy, plans and processes.

Compensation Philosophy and Objectives

The Compensation Committee believes that a significant portion of annual and long-term compensation paid to named executive officers should be closely aligned with our operating and financial performance on both a short-term and long-term basis. The goal of our executive compensation programs is to provide our named executive officers with compensation and benefits that are fair, reasonable and competitive in the marketplace. The programs are intended to help us recruit and retain qualified executives, and provide rewards that are linked to performance while also aligning the interests of these individuals with those of our stockholders.

Our incentive programs are egalitarian. We have no compensation or benefits programs which are available exclusively to named executive officers. Our philosophy is that in order to achieve a greater level of fairness and consistency across the organization, named executive officers should participate in the same compensation and benefits programs as are available to other officers and management-level employees. Accordingly, under our long-term incentive plan we granted awards of restricted stock during 2006 to 228 participants. Participants in the long-term incentive plan include both domestic and international employees, ranging from our Chief Executive Officer to plant operators in our facilities.

The Compensation Committee has the following objectives in designing the programs:

Performance

•	The compensation and benefits we offer to named executive officers are structured to ensure that a significant portion of compensation opportunities are directly related not only to our stock performance but also our operating and financial performance and other factors, such as environmental, health and safety compliance and the creation of growth opportunities, that directly and indirectly influence stockholder value.

•	A portion of each named executive officer’s incentive compensation is based on his individual performance in contributing to our corporate goals so that the named executive officer’s incentive compensation can vary if his or her individual performance exceeds or lags our company-wide performance.

•	Performance measures for both our cash incentive and equity incentive programs are specific and set forth in advance so that the named executive officers can understand how their efforts can affect their compensation.

Alignment

•	In order to align the interests of our named executive officers with our stockholders, a significant component of total compensation each year is in the form of equity awards. In addition, stock ownership guidelines for our officers contemplate that our officers, including our named executive officers, retain shares of our common stock equal in value to a specified multiple of their base salary.

Retention

•	To create retention incentives, our equity awards are earned over a period ranging from three to five years, with vesting generally conditioned upon the employee’s continued employment with us on the vesting date.

Competitiveness and Benchmarking

We generally compete for employees and officers with utility companies, independent energy companies and, to a much lesser extent, waste disposal companies. In order to attract and retain qualified employees and officers, including named executive officers, the Compensation Committee generally targets compensation at the market median for base salary, total cash compensation, total direct compensation overall and benefits.

Role of Compensation Consultants

Neither we nor the Compensation Committee has any contractual relationship with any compensation consultant who has a role in determining or recommending the amount or form of senior executive or director compensation. Periodically, through our human resources department, we have discussed compensation matters with compensation consultants, at Watson Wyatt Worldwide (“Watson Wyatt”). These consultants have provided assistance in developing compensation strategies and provided compensation advice in connection with Covanta Energy’s emergence from bankruptcy proceedings and our acquisition of the Covanta Energy business and its employees. Subsequently, Watson Wyatt has provided market intelligence and information regarding compensation levels at comparable companies.

Separately, the Compensation Committee has exercised its authority to engage the services of independent compensation advisors to assist in carrying out its duties. Beginning in 2004, the Compensation Committee has periodically sought the advice of compensation consultants with Hewitt Associates, Inc. (“Hewitt”) to provide independent compensation advice on various aspects of executive compensation, including the compensation payable to our executive officers and other compensation matters. Hewitt took its direction solely from, and provided their reports solely to, the Compensation Committee. Billing by Hewitt was provided directly to, and approved for payment by, the Compensation Committee.

Following the move by the primary consultant utilized by the Compensation Committee from Hewitt to the Dallas office of Watson Wyatt, the Compensation Committee reviewed its relationship with its compensation consultant and elected to continue to work with its primary compensation consultant. In order to address the possible conflict of interest, however, the Compensation Committee directed that formal, written procedures be adopted and established within Watson Wyatt to maintain the independence of the Compensation Committee’s consultants. Consequently, formal written procedures were adopted and implemented prohibiting contact between management’s and the Compensation Committee’s consultants within Watson Wyatt, limiting access by management to the Compensation Committee’s independent consultants and continuing the prior reporting and billing arrangements.

Use of Consultants in Analysis of 2006 Compensation

In 2006, management’s consultants provided comparisons of compensation and benefits programs. This information included data compiled by Watson Wyatt and other proprietary compensation surveys of publicly- held companies in the general industry and energy businesses with annual revenues between $1 billion and $3 billion. After reviewing this information, recommendations of 2006 compensation and benefit levels were then prepared by our Chief Executive Officer and Vice President of Human Resources and presented to the Compensation Committee.

Separately, the Compensation Committee directed its independent consultants in the Dallas office of Watson Wyatt, to conduct a critical and focused analysis involving a comparison of the proposed compensation and benefits of our Chief Executive Officer with those of electric utilities companies, with whom we also compete for officers and employees and which often have relatively more generous benefits programs. Since we do not have a specific group of competitive peers, Watson Wyatt reviewed a broad base of industry and electric utility companies and adjusted the data to correspond to our projected revenue. The Compensation Committee then examined this analysis as well as our then current internal annual revenue projections for 2006 to confirm and independently validate the compensation levels.

In analyzing compensation and benefit levels in connection with our search for a new chief financial officer during 2006, in addition to utilities companies, the Compensation Committee’s consultants also provided data on companies comprising the Dow Jones “DJ Waste & Disposal Services Index,” which included providers of pollution control and environmental services for the management, recovery and disposal of solid and hazardous waste materials, such as landfills and recycling centers. The Compensation Committee included this group in its analysis since we included this index as a peer group in our stock performance graph for the first time in connection with our 2006 annual stockholders meeting proxy statement, and it provided an additional data source for determining the appropriateness of the compensation being offered.

The Annual Compensation Process

In the first quarter of each year, typically in February, the Compensation Committee reviews management’s recommendations and our historical pay and performance information.

In connection with this review, the Compensation Committee also has sought input and advice from its independent consultants at Watson Wyatt and, at its discretion, has sought and may continue to seek independent analysis of competitive compensation levels based upon parameters and benchmarks chosen by the Compensation Committee and its advisors. Other than our Chief Executive Officer working with our vice president of human resources, no executive officers are involved in determining recommendations for executive officer compensation. No officers are involved in determining director compensation. Following the review process, the Compensation Committee approves the annual base salary and incentive cash award targets for the upcoming year for the Chief Executive Officer, Chief Financial Officer and the other named executive officers and discusses the review process and compensation determination with the non-management members of the Board.

At the same time, the Compensation Committee also approves:

•	the annual financial metrics for the performance-based portion of the annual cash incentive awards;

•	the objectives relating to the individual performance portion of the annual cash incentive awards;

•	the form and in the case of restricted stock, the dollar value of, equity awards, including for all named executive officers; and

•	the vesting criteria, including any performance-based criteria, and vesting dates for equity awards.

The number of shares to be issued under restricted stock awards, based upon the respective dollar amount of such awards, or the exercise price for any stock options, if any are granted, however, are not determined until the effective date of the equity award grant. For 2006 awards, the Compensation Committee approved the value of restricted stock grants in February 2006 with the number of shares to be issued under such grants to be determined prospectively upon their pre-determined effective date of March 17, 2006, following the filing of our Annual Report on Form 10-K. No options were awarded as part of the 2006 annual compensation process.

Periodically throughout the year, the Compensation Committee may discuss, as appropriate, the philosophy for the overall compensation packages, and decide whether changes should be made in the components of the package and/or the mix of the package or whether special awards are appropriate or desirable. No such changes or special awards were made in 2006. In 2006, the Compensation Committee also began using tally sheets to assist in analyzing the named executive officers’ total compensation and various elements of their compensation, including salary, annual and long-term incentive payments and retirement benefits, as well as potential payments under change in control agreement provisions of employment agreements.

Components of Total Compensation

Our compensation and benefits package for named executive officers consists of direct compensation and company-sponsored benefit plans. Each component is designed to contribute to a total compensation package that is competitive and appropriately performance-based, and to create incentives for our named executive officers that are consistent with our goals and intentions.

Consistent with the view that our named executive officers’ compensation should be closely tied to our overall performance, as a percentage of their annual total direct compensation, named executive officers (other than our Chief Executive Officer) received about 60% of their total annual direct compensation in the form of performance-based compensation and approximately 73% of our Chief Executive Officer’s direct compensation was performance-based.

Direct Compensation

Direct compensation consists of a base salary and performance-based awards comprised of an annual incentive cash award and a long-term incentive award. Other than base salary, all elements of direct compensation include a component that is directly linked to our performance. By creating these links, we seek to achieve our objectives of performance-based, cost-effective compensation programs.

Base Salary

•	Purpose: Base salary is designed to attract and retain experienced executives who can operate our business in a manner to achieve our short-term and long-term business goals and objectives.

•	Performance drivers: While a named executive officer’s initial base salary is determined by an assessment of competitive market levels, the major factor driving changes in such base salary will be that named executive officer’s individual performance measured by his satisfaction of internal objectives and assigned responsibilities.

•	Other Factors: In addition, we may also consider various external factors, such as competition for certain executive skills and internal needs, when setting annual base salaries. For example, in order to fill vacancies or new positions, we may offer base salaries above the market median. Further, named executive officers who have significant experience and have demonstrated sustained superior performance over time also may have salaries above the market median. We typically grant regular, annual merit based salary increases to officers and salary adjustments as needed to reflect changes in role, responsibility and the competitive environment. However, since we look at overall levels of compensation in making compensation decisions, we also attempt to balance annual base salary amounts with performance-based measures of compensation, such as incentive cash awards and equity awards.

Performance-Based Awards

In order to align the interests of our stockholders with our compensation plans, we tie significant portions of our named executive officers’ compensation to our annual financial and operating performance. Our performance-based awards are comprised of an annual incentive cash award and a long-term incentive equity award. The Compensation Committee’s philosophy is that if our performance exceeds our internal targets and budgets, named executive officers can expect the level of their compensation to exceed the competitive median. On the other hand, if our financial performance falls below these expectations, our approach is that named executive officers can expect their compensation to be adversely affected and fall below the competitive median.

In 2006, our equity and non-equity incentive award programs used two performance measures based on provisions in our credit arrangements:

•	Adjusted EBITDA. The first measure was an adjusted earnings calculation that was derived from financial covenants in our credit arrangements. This earnings measure took the consolidated earnings at our Covanta Energy subsidiary and added items of interest, taxes, depreciation and amortization, and then adjusted this amount with additional items that were deducted from or added to net income, as specified in our credit arrangements. For simplicity, we refer to this measure in this proxy statement as “Adjusted EBITDA.” We believe that Adjusted EBITDA is helpful in assessing the overall performance of our business, and is helpful in highlighting trends in our overall business because the items excluded in calculating Adjusted EBITDA under our credit arrangements have little or no bearing on our day-to-day operating performance.

•	Free Cash Flow. Our other measure for determining awards under our equity and non-equity incentive award programs was “free cash flow.” We defined free cash flow to mean cash generated from operations and available to service debt or fund acquisitions and other growth opportunities. Free cash flow was determined, for any period, by cash flow provided by operating activities less purchase of property, plant and equipment. We believe that free cash flow is an important measure in analyzing our liquidity and strength which will support our ability to execute on strategic opportunities and deliver stockholder value.

We refer to Adjusted EBITDA and free cash flow measures collectively as the “Covanta Performance Measures” in this proxy statement. Neither Adjusted EBITDA nor free cash flow is a term defined under United States generally accepted accounting principles.

Annual Incentive Cash Awards

•	Purpose: The annual incentive cash award is a non-equity incentive-based compensation component designed such that a significant portion of a named executive officer’s annual compensation will be at risk and will vary (up or down) in any given year based upon our performance. In 2006, one half of the annual incentive cash awards was determined by our actual financial performance compared to the Covanta Performance Measures and the other half of the annual incentive cash award was based on the individual performance of the named executive officer compared to various individual performance goals specific to such named executive officer, as described more fully below.

•	Performance drivers: In 2006, for purposes of determining the financial performance half of the annual incentive cash awards to named executive officers, the Covanta Performance Measures were divided equally between the performance measures of Adjusted EBITDA and free cash flow.

For 2006, the Compensation Committee adopted “minimum,” “threshold,” “target” and “stretch” goals for each of the Covanta Performance Measures. Based on our budget, which was approved by our full Board in December 2005 for the upcoming 2006 calendar year, these levels were reviewed by the Compensation Committee and its independent compensation consultants in February 2006 and approved by the Compensation Committee for the full year 2006 performance on a prospective basis as part of the annual compensation process. We measure financial performance results with a percentage that is calculated between the stretch goal and the minimum goal. The Compensation Committee also set a “target” bonus level for each of the named executive officers which is a stated percentage of such officer’s base salary. These target levels were 90% for the Chief Executive Officer, 70% for the Chief Financial Officer and ranging from 35% to 65% for the other named executive officers. Based on the level of performance, bonuses were payable in 2006 as follows:

•	if financial performance was at or below the “minimum” level, then no cash awards would have been paid,

•	if financial performance was at the “threshold” level, then a cash award at 60% of the “target bonus” level would have been paid;

•	if financial performance was at the “target” level, then a cash award at 100% of “target” level would have been paid; and

•	if financial performance was at or above the “stretch” level, then a cash award at 200% of the “target” level would have been paid.

Between the various levels, we calculate specific incentive cash award percentages as follows:

•	results between the “minimum” goal and an interim “threshold” goal are prorated linearly with 0% paid at the minimum goal and 60% paid at the “threshold” goal;

•	results between the “threshold” goal and “target” goal are prorated linearly with 60% of “target” cash awards paid at the “threshold” goal and 100% of the “target” cash awards paid at the “target” goal; and

•	results above the “target” goal are prorated linearly with 100% paid at the “target” goal and 200% paid at or above the “stretch” goal.

Financial results were capped at 200% of target levels for all named executive officers.

Under the structure of this series of performance goals, each percentage of performance below the “target” level results in a reduction in the amount of incentive cash awards that is greater than the relative amount of increases in such awards that would result from the same percentage of performance above the “target” level.

Awards were determined in February 2007 with reference to our actual Adjusted EBITDA and free cash flow generated in the year ended December 31, 2006 compared to target levels for such measures set in February 2006 by the Compensation Committee for this purpose. As a result of our performance in 2006 against the Covanta Performance Measures, on an aggregate basis for all participants, the average cash award was equal to approximately 132% of target levels.

While budgets and operational targets are reset each year and reviewed and approved by the Board, the Compensation Committee seeks to set target levels of Covanta Energy’s financial performance for purposes of the annual incentive cash awards that are achievable if certain conditions are satisfied, including, in particular the following:

•	we continue to operate our business to the historic standards of efficiency, production and performance regarding environmental, health and safety;

•	we continue to control our costs of conducting and growing our business and operations;

•	external market forces are consistent with expectations (at the time we establish our annual budgets), in the waste, energy, commodity and ferrous recovery markets;

•	third parties, including communities we serve and the purchasers of the energy we generate, continue to remain financially sound and satisfy their contractual obligations to us; and

•	we do not experience unforeseen events, such as acts of God, natural disasters, terrorism or other casualty events, that have a material adverse impact on our financial results.

Consequently, our ability to achieve the “target” levels of performance each year is heavily dependent not only upon factors within our control, but also upon other conditions over which we have no control. While there is substantial uncertainty with respect to achieving the performance targets in any year at the time that Covanta Performance Measures are set and communicated, with our strong historical operating performance, the favorable energy, commodity and ferrous recovery market conditions that we have benefited from in recent years and the continued performance by third parties with whom we contract, we have in recent years consistently achieved the Covanta Performance Measures and our named executive officers have experienced a reasonable expectation of receiving, and have received, at least their “target” cash incentive award levels. Even with this strong performance and favorable market conditions, however, the “stretch” levels of performance remain extremely difficult to obtain and maximum cash award levels have not been reached in prior periods. If such expected conditions persist and we are able to avoid a material adverse impact to our business resulting from such unforeseen events, our named executive officers are likely to continue to receive incentive cash awards at or above the “target” level.

•	Individual Performance Measures. We also measured the performance of our named executive officers in 2006 by their personal satisfaction of various individual performance goals. We refer to these as the “Individual Performance Measures.” These Individual Performance Measures, which were tied to the specific job and responsibilities of each named executive officer in 2006, were also set on a prospective basis in February 2006 by the Compensation Committee as part of its annual compensation process and communicated to the named executive officers. Although not directly tied to the Covanta Performance Measures, if we did not meet the “minimum” level of performance under the Covanta Performance Measures in 2006, then the incentive cash award pool would not have been funded and no incentive cash awards would have been payable for satisfaction of Individual Performance Measures.

The Individual Performance Measures were the basis upon which the individual portion of a named executive officer’s annual incentive cash award was determined. Within these guidelines, actual award recommendations were based on individual, and where applicable, business area performance. Performance objectives were established for, and communicated to, each named executive officer in February 2006 and were generally tied to each named executive officer’s respective area of responsibility.

Long-Term Equity Incentive Awards

•	Purpose: Long-term equity incentive awards are equity awards designed to attract and retain executives, and to strengthen the link between compensation and increased stockholder value. Long-term equity incentive awards granted to officers and employees are discretionary and may be made annually under our long-term incentive plan in the form of restricted stock and/or stock options.

•	Forms of Equity Awards: The Compensation Committee has generally limited long-term equity incentive awards to grants of restricted stock in the past two years and did not award stock options generally in 2006. With the exception of options granted to our new Chief Financial Officer at the commencement of his employment in September 2006, prior grants of stock options to named executive officers were made following our acquisition of Covanta Energy and integration of its employees in 2004. These grants, like the initial grant to our new Chief Financial Officer upon commencement of his employment, were made to align the interests of management with our stockholders and create specific incentives to increase equity value and will continue to vest through 2008. Consistent with this approach, the Compensation Committee, made long-term grants of stock options as part of its 2007 equity compensation awards which will begin to vest in 2008.

•	Vesting of Equity Awards: Restricted stock awards granted in 2006 vest in three equal tranches on March 17 of 2007, 2008 and 2009. Vesting within each tranche is as follows: 66% vests on the basis of predetermined Covanta Performance Measures and 34% vests on the basis of continued employment. The performance-based portions of the grants made to employees and officers, including the named executive officers, vest at 90% of the free cash flow target level and 95% of the Adjusted EBITDA target level of the Covanta Performance Measures. While the Compensation Committee believes that a substantial portion of compensation should be closely tied to performance, it also believes that a portion of each restricted stock award should be tied to continued employment in order to provide an incentive and reward for long-term retention.

Equity awards are determined by the Compensation Committee in February of each year and issued and priced generally on a specified date in the following month of March following filing of our audited financial statements and Annual Report on Form 10-K. The value of awards granted to each named executive officer reflect our overall performance for the prior year, the responsibilities of such officer and his individual performance. In February 2006, the Compensation Committee authorized equity awards of a fixed dollar amount to our named executive officers in the form of restricted stock, and at the same time established March 17, 2006 as the grant date on which the number of shares awarded would be determined.

The number of shares of restricted stock awarded in March 2006 was determined by the fair market value of our common stock on the effective date of the grant. The fair market value was determined using the average of the high and low price of our common stock on the New York Stock Exchange on the trading date immediately preceding the grant date of the award, with the award being effective as of the opening of trading on the effective date. We have used the average of the high and low stock price on the trading date immediately preceding the award date to reflect the fair market value on the date of the grant, consistent with our Equity Award Plan, rather than the closing stock price on the date of the grant, as a means of facilitating the timely and accurate filing of multiple Section 16 reports with the SEC and addressing confusion regarding the time that vesting occurs on future vesting dates of multiple tranche awards.

While the pricing of awards has always been done prospectively as of a predetermined future date when the price of our common stock is not known or knowable at the time of the award, in order to avoid confusion with the new SEC disclosure rules, in February 2007, the Compensation Committee adopted the closing price of our common stock on the New York Stock Exchange as of the effective date of the grant as the measure of fair market value to determine the number of shares issuable and to determine the exercise price of any future stock options that may be issued. The Compensation Committee also specified that new awards would be effective as of the close of trading on the grant or vesting date.

The Compensation Committee does not have a specific policy or practice to time option grants to the release of material non-public information. However, the Compensation Committee may determine the value of a restricted stock award or number of stock options but not issue or establish the exercise price of such awards while in possession of material non-public information, such as a material pending transaction. Our practice is not to accelerate or delay the disclosure of material non-public information, whether favorable or unfavorable, but to make such disclosures when appropriate or required by applicable securities laws. In order not to unduly benefit or harm officers and employees, we have postponed and would consider postponing the issuance of awards until after the material non-public information has been publicly disclosed or is no longer considered to be material information. For example, in 2005 the Compensation Committee postponed the issuance of restricted stock awards to officers and employees, including named executive officers, after the February 2, 2005 announcement of our pending acquisition of the American Ref-Fuel business (that would double our size) and our intention to commence a pro rata rights offering to existing stockholders to fund a significant portion of the purchase price. The awards were then issued in July 2005 following the disclosure of the closing of the acquisition and related rights offering and the dissemination of such information into the marketplace. We did not issue stock options in 2005.

•	Performance drivers: The size of individual long-term equity incentive awards is determined using compensation guidelines developed based on competitive benchmarks. Within those guidelines, actual award recommendations are based on individual, and where applicable, business area performance.

In February 2006, the Compensation Committee adopted the Covanta Performance Measures for the year ended December 31, 2006 and the vesting criteria for all tranches of equity awards vesting under such awards, beginning in March 2007. As noted above, these are the same measures used to determine a portion of the annual cash incentive awards, but vesting of equity awards occurred on an all or nothing basis at 90% of the Adjusted EBITDA and 95% free cash flow “target” performance levels. Accordingly, as of March 17, 2007, 50% of the equity performance awards vested upon satisfaction of specified Adjusted EBITDA targets and 50% of the equity performance awards vested upon satisfaction of specified free cash flow targets, based upon our performance for 2006. The Compensation Committee and senior management believe that the Covanta Performance Measures reflect effective measures of the success of the operation of our business and our long-term financial success, and appropriately exposes management to downside performance risk if these metrics are not achieved.

CEO Compensation

In determining the compensation of Mr. Orlando, as the Chief Executive Officer, the Compensation Committee considered our operating and financial performance as a whole, as well as Mr. Orlando’s satisfaction of personal management objectives.

Mr. Orlando’s compensation package for 2006 consisted of an annual base salary of $500,000 and an incentive cash award of $594,000 awarded in February 2007, reflecting our performance in 2006, which exceeded the Covanta Performance Measures approved by the Compensation Committee. In addition, taking into account Mr. Orlando’s leadership and direction in the successful acquisition of the American Ref-Fuel business, in February 2006, the Compensation Committee authorized a restricted stock grant to Mr. Orlando valued at $750,000, effective as of March 17, 2006, vesting ratably over three years with 34% time-based and 66% performance-based. Based upon our performance in 2006, we exceeded 90% of the target Covanta Performance Measures and all 14,723 shares eligible for vesting on March 17, 2007 vested in accordance with their terms.

CFO Compensation

As Chief Financial Officer, in 2006 Mr. Pytosh received $116,287 of his $375,000 annual base salary, reflecting his employment for one-third of the year, and an incentive cash award of $119,000 and a special bonus in the amount of $59,425, reflecting an additional two months’ pro rata award made in the discretion of the Compensation Committee, such awards made in February 2007 based upon our financial and operating performance as a whole and his satisfaction of personal management objectives in quickly and effectively assuming responsibilities as Chief Financial Officer and promptly structuring and implementing our refinancing and recapitalization, which was completed in January 2007.

Effective upon the commencement of his employment on September 1, 2006, Mr. Pytosh received a grant of options to purchase 50,000 shares of our common stock with an exercise price at the then fair market value of $20.35 per share and a restricted stock award of 20,000 shares. Based upon our performance in 2006, we exceeded 90% of the target Covanta Performance Measures and all 6,666 shares and all 25,000 options eligible for vesting on March 17, 2007 vested in accordance with their respective terms.

Executive Stock Ownership

Stock Ownership Guidelines:  Our Board believes that it is important for all of our officers, including our officers and officers of our subsidiary Covanta Energy, to acquire and maintain a substantial equity ownership position in our company. Accordingly, we have established stock ownership guidelines for our officers in order to specifically identify and align the interests of our officers with our stockholders and focus attention on managing our business as an equity owner. Since all of our officers are either recently hired or joined us in connection with our acquisition of Covanta Energy and since none of Covanta Energy’s officers had any equity ownership following Covanta Energy’s emergence from bankruptcy proceedings, our guidelines provide that credit is given for unvested restricted stock holdings toward individual targets. Officers are given five years to reach their target ownership levels. The stock ownership guidelines are as follows:

Title	Multiple of Base Salary

Chief Executive Officer	3.0 x Base Salary
Senior Vice Presidents	2.0 x Base Salary
Vice Presidents	1.0 x Base Salary

Insider Derivative and Short-Sale Trading Restrictions:  In order to avoid any appearance of a conflict of interest and to prevent opportunities for trading in violation of applicable securities laws, it is our policy that our employees, including our officers and directors, may not purchase or sell options on our common stock, nor engage in short sales with respect to our common stock. Also, we prohibit trading by employees, officers and directors in puts, calls, straddles, equity swaps or other derivative securities that are linked directly to our common stock. These prohibitions prevent our employees, officers and directors from hedging the economic risk inherent with their ownership of our common stock.

Perquisites

Consistent with our philosophy of providing the same forms of compensation throughout a broad spectrum of our managerial base, with one exception, we did not provide any perquisites to our named executive officers. One named executive officer whose primary residence is more than 50 miles from our principal executive offices, shared the use of an apartment, at our expense, in close proximity to our office in Fairfield, New Jersey. The incremental cost to us of this benefit to the named executive officer was approximately $17,140 in 2006.

Other Matters

Benefit Plans

We provide company-sponsored insurance and retirement benefit plans to our named executive officers. Benefit programs for named executive officers are the same as those offered to our non-union employee base and are designed to offer financial security.

Insurance Plans

The core insurance package includes health, dental, disability, AD&D and basic group life insurance coverage.

Retirement Plans

We provide retirement benefits to named executive officers through a combination of qualified and non-qualified plans, as such terms are used and defined under the Tax Code. We believe these retirement plans are a cost-effective means of providing for long-term retention of our named executive officers. For more information on the retirement plans, see “Retirement Plans” under the “Executive Compensation” heading of this proxy statement.

Determining Benefit Levels

The Compensation Committee reviews benefit levels periodically to ensure that the plans and programs create the desired incentives in our employees, including named executive officers, which are generally competitive with the applicable marketplace, are cost-effective, and support our human capital needs. Benefit levels are not tied to company, business area or individual performance. In part due to the fact that we acquired Covanta Energy out of bankruptcy and its officers and employees had no surviving equity interests and the stock ownership guidelines that we have adopted for our officers and officers of our subsidiary, we have not reviewed or tied retirement benefits to gains realized upon the exercise of stock options or the sale of restricted stock.

Tax Considerations

We generally will be entitled to a tax deduction in connection with awards under the Equity Award Plan in an amount equal to the ordinary income realized by participants and at the time the participants recognize such income. Special rules limit the deductibility of compensation paid to our named executive officers. Under section 162(m) of the Tax Code, the annual compensation paid to named executive officers will be deductible to the extent it does not exceed $1,000,000 or satisfies certain conditions set forth in section 162(m) relating to performance-based plans.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon the review and discussions, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the year ended December 31, 2006. This report is provided by the following independent directors, who comprise the Compensation Committee:

David M. Barse (chair)
Peter C. B. Bynoe
Robert S. Silberman

Summary Compensation Table For Year Ended December 31, 2006

The following table sets forth the compensation for the services in all capacities to us or our subsidiary companies or their predecessors for the year ended December 31, 2006 of (a) our Chief Executive Officer, (b) all individuals who served as our Chief Financial Officer during 2006, and (c) the three most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, employed by us as of December 31, 2006, whose total annual salary and bonus exceeded $100,000, referred to as the “named executive officers” in this proxy statement:

						Change in
						Pension
						Value and
						Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
		Salary(1)	Awards(2)	Awards(3)	Compensation(4)	Earnings(5)	Compensation(6)	Total(7)
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)

Anthony J. Orlando	2006	$500,000	$519,806	$269,298	$594,000	$132,430	$20,740	$2,036,274
President & Chief Executive Officer
Mark A. Pytosh(8)	2006	$116,287	$99,628	$243,645	$178,425	—	$4,574	$642,559
Senior Vice President & Chief Financial Officer
Craig D. Abolt(9)	2006	$232,008	$220,188	$114,451	$114,000	$3,935	$775,511	$1,460,093
Senior Vice President & Chief Financial Officer
John M. Klett	2006	$315,000	$209,920	$100,986	$277,940	$80,851	$20,163	$1,004,860
Senior Vice President and Chief Operating Officer, Covanta Energy
Timothy J. Simpson	2006	$275,000	$199,688	$100,986	$187,650	$26,030	$20,038	$809,392
Senior Vice President, General Counsel and Secretary
Thomas E. Bucks	2006	$220,000	$55,122	—	$107,940	—	$37,006	$420,068
Vice President and Chief Accounting Officer

(1)	The compensation included in the table above for Messrs. Orlando, Pytosh, Abolt and Simpson includes compensation for their services to both us and Covanta Energy pursuant to the employment agreements they entered into with us and Covanta Energy, on October 5, 2004, with respect to the employment agreements of Messrs. Orlando, Abolt and Simpson, and on August 17, 2007, with respect to Mr. Pytosh’s employment agreement. See “Employment Arrangements and Potential Payments Upon Termination or Change in Control” below.

(2)	Represents the compensation cost recognized by us in 2006 related to restricted stock awards to named executive officers computed in accordance with FAS 123R, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The awards for which cost is shown in this table include the awards granted in 2006, as described in the “Grants of Plan-Based Awards Table” below, as well as awards granted in prior years for which we continued to recognize compensation cost in 2006. The assumptions used in determining the FAS 123R values are set forth in Note 23 to our consolidated financial statement included in our Annual Report on Form 10-K for the year ended December 31, 2006. Mr. Abolt forfeited 39,232 shares of unvested restricted stock when his employment with us terminated.

(3)	We did not grant any stock options in 2006 other than the grant of options to purchase 50,000 shares of our common stock made to Mr. Pytosh upon his commencement of employment. The amounts included in the “Option Awards” column represent the compensation cost we recognized in 2006 for the options granted to Mr. Pytosh in 2006 and compensation cost determined under FAS 123R we recognized in 2006 related to option awards in prior years to all of the named executive officers, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The assumptions used in determining the FAS 123R values are set forth in Note 23 to our consolidated financial statement included in our Annual Report on Form 10-K for the year ended December 31, 2006. See the “Grants of Plan-Based Awards Table” for more information regarding the stock options we granted in 2006 to Mr. Pytosh. Mr. Abolt forfeited unvested options to purchase 56,667 shares of our common stock when his employment was terminated.

(4)	Represents the value of the annual incentive cash awards received by each named executive officer in 2007 in respect of service performed in 2006. See the “Grants of Plan-Based Awards Table” for more information.

(5)	The amount shown for each named executive officer in this column is attributable to the change in actuarial present value of the accumulated benefit under defined benefit and actuarial plans at December 31, 2006, as compared to December 31, 2005. No named executive officer received preferential or above-market earnings on deferred compensation in 2006.

(6)	The amounts shown in this column consist of the following components:

		Company
		Contribution		Severance
		to Defined		Payments and
	Company	Contribution	Life Insurance	Outplacement
	401(k) Match(a)	Plan(b)	Premiums Paid	Service(c)	Perquisites(d)	Total
Name	($)	($)	by Company	($)	($)	($)

Anthony J. Orlando	$8,800	$10,380	$1,560	—	—	$20,740
Mark A. Pytosh	—	$4,184	$390	—	—	$4,574
Craig D. Abolt	$8,800	$10,380	$1,107	$755,224	—	$775,511
John M. Klett	$8,800	$10,380	$983	—	—	$20,163
Timothy J. Simpson	$8,800	$10,380	$858	—	—	$20,038
Thomas E. Bucks	$8,800	$10,380	$686	—	$17,140	$37,006

a.	Represents matching contributions to the 401(k) account under the Covanta Energy Savings Plan of each named executive officer, except for Mr. Pytosh. See the description of the plan in “Retirement Plans” for more information.

b.	Represents contributions to the defined contribution retirement plan account under the Covanta Energy Savings Plan of each named executive officer. See the description of the plan in “Retirement Plans” for more information.

c.	Represents aggregate severance payments to Mr. Abolt of $720,224 in 2006 and $35,000 for outplacement services pursuant to Mr. Abolt’s employment agreement and the transition and separation agreement he entered into with us and two of our subsidiaries as of April 5, 2006. See “Employment Arrangements and Potential Payment Upon Termination or Change in Control” for more information regarding Mr. Abolt.

d.	Mr. Bucks whose primary residence is more than 50 miles from our principal executive offices, shared the use of an apartment, at our expense, in close proximity to our office in Fairfield, New Jersey. The incremental cost in 2006 to us of $17,140 included $11,079 in rent and utilities for Mr. Bucks’ use of this apartment and a tax gross up payment in the amount of $6,061.

(7)	Represents the sum of the amounts in all of the columns of the Summary Compensation Table for each named executive officer.

(8)	Mr. Pytosh’s employment as Chief Financial Officer became effective as of September 1, 2006 and is based upon an annual base salary of $375,000.

(9)	Mr. Abolt’s employment terminated effective as of August 18, 2006.

Equity Award Plan

Our Equity Award Plan was originally approved by our stockholders in October 2004 and a subsequent amendment was approved by our stockholders on September 19, 2005 to increase the number of authorized shares available for issuance under the Equity Award Plan to 6,000,000. This Equity Award Plan replaced our 1995 Stock and Incentive Plan, which was terminated in October 2004. The 1995 Stock and Incentive Plan now remains in effect only until all awards granted under it have been satisfied or expired.

The Equity Award Plan is administered by the Compensation Committee of our Board. Awards under the Equity Award Plan may be granted to employees (including officers) of the Company, its subsidiaries and affiliates. The Equity Award Plan provides for awards to be made in the form of (a) shares of restricted stock, (b) incentive stock options, (c) non-qualified stock options, (d) stock appreciation rights, (e) performance awards, or (f) other stock-based awards which relate to or serve a similar function to the awards described above. Awards may be made on a stand alone, combination or tandem basis.

As of December 31, 2006 there were 3,494,230 common shares available for grant under the Equity Award Plan and no participant may be granted in any calendar year awards with respect to more than 300,000 shares.

The following table shows awards that were made under our Equity Award Plan during the year ended December 31, 2006.

Grants of Plan-Based Awards — 2006

								All
							Estimated	Other	All
							Future	Stock	Other
							Payouts	Awards:	Option		Closing	Grant
							Under	Number	Awards:		Stock	Date
							Equity	of	Number	Exercise	Price	Fair
		Date of					Incentive	Shares	of	or Base	on	Value of
		Authorization	Estimated Possible Payouts Under				Plan	of	Securities	Price of	NYSE	Stock
		of	Non-Equity Incentive Plan Awards(2)				Awards	Stock or	Underlying	Option	on Grant	and
	Grant	Equity	Threshold	Target	Maximum		Target(3)	Units(3)	Options	Awards	Date	Option
Name	Date(1)	Awards(1)	($)	($)	($)		(#)	(#)	(#)	($/Sh)	($/Sh)	Awards(4)

Anthony J. Orlando	March 17, 2006	February 23, 2006	$270,000	$450,000	$900,000		29,152	15,018	—	—	—	$750,007
Mark A. Pytosh(5)	September 1, 2006(5)	July 21, 2006	—	—	—		—	—	50,000	$20.35	$21.00	$1,050,000
	September 1, 2006(5)	July 21, 2006	$52,500	$87,500	$175,000	(6)	13,200	6,800	—	—	—	$407,000
Craig D. Abolt	March 17, 2006	February 23, 2006	$76,562	$127,604	$255,208		11,660	6,008	—	—	—	$300,003
John M. Klett	March 17, 2006	February 23, 2006	$122,850	$204,750	$409,500		11,660	6,008	—	—	—	$300,003
Timothy J. Simpson	March 17, 2006	February 23, 2006	$82,500	$137,500	$275,000		11,272	5,807	—	—	—	$290,001
Thomas E. Bucks	March 17, 2006	February 23, 2006	$46,200	$77,000	$154,000		3,886	2,004	—	—	—	$100,012

(1)	The value of awards for all named executive officers other than Mr. Pytosh was determined and awards authorized by the Compensation Committee in February 2006, with the number of shares to be issued to be established on March 17, 2006 based on the fair market value of our common stock on that future date. Fair market value was defined by the Compensation Committee to be the average of the high and low trading price for our common stock on the New York Stock Exchange, commonly referred to as the “NYSE,” on the trading date immediately preceding the effective date of the award. The awards were then issued at the opening of business on March 17, 2006 using a price of $16.98 per share to determine the number of shares of restricted stock issued, reflecting the average of the $17.14 high and $16.82 low trading prices of our common stock on the NYSE on March 16, 2006. The closing sale price of our common stock on the NYSE on March 17, 2006, the effective date of the grant, was $16.99 per share.

(2)	The amounts shown in these columns reflect the range of payouts targeted for 2006 performance under our annual incentive cash award plan. In February 2006, our Compensation Committee established various levels of performance. The amounts shown in the “minimum” column represent the amount of cash award payable if only the minimum level of Company and individual performance is attained. The amounts shown in the “target” and the “maximum” columns represent the amount of cash awards granted if the target and maximum level, respectively, of individual performance are attained. Please see the “Compensation Discussion and Analysis” for more information regarding these awards and performance measures.

(3)	The amounts shown reflect the 2006 restricted stock awards under our Equity Award Plan. The restricted stock awards made in 2006 vested ratably over three years, with 34% of the shares vesting on the basis of continued employment and 66% vesting on the basis of satisfaction of predetermined performance criteria. The portion of the award that vests solely based on continued employment is included in the “All Other Stock Awards: Number of Shares of Stock or Units” column. The portion of the award that vests based on the performance criteria is included in the “Estimated Future Payout Under Equity Incentive Plan Awards — Target” column. As the performance awards vest on an all or nothing basis, there is not a threshold or maximum future payout under the award, but only a target amount possible upon reaching the performance goals. For 2006 the vesting threshold was set at our business reaching 90% of the free cash flow target level and 95% of the Adjusted EBITDA target level.

(4)	Represents the grant date fair value of the awards computed in accordance with FAS 123R. The assumptions used in determining the FAS 123R values are set forth in Note 23 to our consolidated financial statement included in our Annual Report on Form 10-K for the year ended December 31, 2006.

(5)	The Compensation Committee prospectively authorized the grant of 50,000 options to purchase our common stock with an exercise price equal to the fair market value on the future effective date of the grant and the award of 20,000 shares of restricted stock to Mr. Pytosh on July 21, 2006, with such awards conditioned upon and to be effective as of the commencement of his employment. When we and Mr. Pytosh agreed on August 17, 2006 that his employment would commence on September 1, 2006, under the terms of our Equity Award Plan, the exercise price for the options was set as the average of the high and low trading price for our common stock on the NYSE on August 31, 2006, the trading date immediately preceding the effective date of the award. Accordingly, the restricted awards were then issued and the options granted at the opening of business on September 1, 2006 with a fair market value exercise price of $20.35 per share, reflecting the average of the $20.67 high and $20.03 low trading prices of our common stock on August 31, 2006. The closing sale price of our common stock on September 1, 2006, the effective date of the grant, was $21.00 per share.

(6)	The awards made to Mr. Pytosh under the Non-Equity Incentive Plan included a cash award in the amount of $119,000 and an additional special cash award in the amount of $59,425 reflecting an additional two months’ pro ration made at the discretion of the Compensation Committee.

The following table sets forth the outstanding equity awards held by each of our named executive officers as of December 31, 2006:

Outstanding Equity Awards at Fiscal Year-End 2006

	Option Awards				Stock Awards
										Equity
										Incentive
								Equity		Plan
								Incentive		Awards:
								Plan		Market
								Awards:		or Payout
							Market	Number		Value of
					Number of		Value of	of Unearned		Unearned
	Number of	Number of			Shares or		Shares	Shares,		Shares,
	Securities	Securities			Units of		or Units of	Units or		Units or
	Underlying	Underlying			Stock		Stock	Other		Other
	Unexercised	Unexercised	Option		That Have		That Have	Rights		Rights
	Options	Options	Exercise	Option	Not		Not	That Have		That Have
	(#)	(#)	Price	Expiration	Vested		Vested(1)	Not Vested		Not Vested(1)
Name	Exercisable	Unexercisable	($)	Date	(#)		($)	(#)		($)

Anthony J. Orlando	53,208	133,334(2)	$7.43	10/5/2014	8,276	(3)	$753,173	8,276	(6)	$1,290,420
					10,880	(4)		21,120	(7)
					15,017	(5)		29,153	(8)
Mark A. Pytosh	0	50,000(9)	$20.35	9/1/2016	6,800	(5)	$149,872	13,200	(8)	$290,928
Craig D. Abolt(10)	0	0	—	—	0		0	0		0
John M. Klett	11,746	50,000(9)	$7.43	10/5/2014	3,219	(3)	$303,270	3,218	(6)	$521,885
					4,534	(4)		8,800	(7)
					6,007	(5)		11,661	(8)
Timothy J. Simpson	13,105	50,000(9)	$7.43	10/5/2014	2,874	(3)	$287,225	2,874	(6)	$497,994
					4,352	(4)		8,448	(7)
					5,806	(5)		11,273	(8)
Thomas E. Bucks	0	0	—	—	1,360	(4)	$74,121	2,640	(7)	$143,855
					2,003	(5)		3,887	(8)

(1)	Based on the closing price of our common stock of $22.04 on December 29, 2006, as reported on the NYSE.

(2)	Options for 66,667 shares vest on each of February 28, 2007 and February 28, 2008.

(3)	Restricted stock vests on February 28, 2007.

(4)	Restricted stock vests in two equal installments on February 28, 2007 and February 28, 2008.

(5)	Restricted stock vests in three equal installments on March 17, 2007, March 17, 2008 and March 17, 2009.

(6)	Performance restricted stock vests on February 28, 2007 subject to specified targets.

(7)	Performance restricted stock vests in two equal installments on February 28, 2007 and February 28, 2008 subject to specified targets.

(8)	Performance restricted stock vests in three equal installments on March 17, 2007, March 17, 2008 and March 17, 2009 subject to specified targets.

(9)	Options for 25,000 shares vest on each of February 28, 2007 and February 28, 2008.

(10)	Upon the termination of Mr. Abolt’s employment that was effective as of August 18, 2006 his outstanding options and unvested restricted stock awards were cancelled.

The following table sets forth the option exercises and stock vesting for each of our named executive officers during the year ended December 31, 2006:

Option Exercises and Stock Vested During 2006

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)(1)	(#)	($)(2)

Anthony J. Orlando	—	—	47,448	$823,223
Mark A. Pytosh(3)	—	—	—	—
Craig D. Abolt	14,875	$193,078	20,437	$354,582
John M. Klett	—	—	18,895	$327,828
Timothy J. Simpson	—	—	15,633	$271,233
Thomas E. Bucks	—	—	2,000	$34,700

(1)	Mr. Abolt was the only named executive officer to exercise any stock options during 2006. On September 19, 2006, Mr. Abolt exercised options to purchase 14,875 shares at $7.43 per share and the closing price on the NYSE of our common stock on that day was $20.41. The amount in this column reflects the difference between the exercise price of the options and the market price at the time of exercise.

(2)	Amounts were determined by multiplying the number of shares of restricted stock that vested by $17.35, which was the closing price on the NYSE of our common stock on February 28, 2006, the date the shares vested.

(3)	None of the options granted or shares of restricted stock awarded to Mr. Pytosh in 2006 vested prior to December 31, 2006.

Retirement Plans

Pension Benefits

Covanta Energy Pension Plan

Messrs. Orlando, Abolt, Klett and Simpson participate in the Covanta Energy Pension Plan, a tax-qualified defined benefit plan of Covanta Energy subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Covanta Energy Pension Plan became effective as of January 1, 1989 and was frozen effective December 31, 2005. This plan, which was maintained by Covanta Energy prior to and during its bankruptcy proceedings, is a qualified defined benefit plan covering all eligible domestic employees of Covanta Energy who had at least one year of service and were at least 21 years of age. Participants with five years of service, as defined by this plan, are entitled to annual pension benefits upon attainment of normal retirement age (65) equal to 1.5% of the participant’s highest average compensation during the five consecutive calendar years of employment out of the ten consecutive calendar years immediately preceding the participant’s retirement date or termination date, multiplied by his total years of service earned prior to January 1, 2002. For years of service earned after December 31, 2001, the benefit formula has been reduced to coordinate with social security. The reduced benefit is equal to 0.95% of the participant’s average compensation up to the 35-year average of the social security wage base in effect during the 35-year period ending on the last day of the calendar year in which the participant’s employment is terminated, plus 1.5% of the participant’s average compensation in excess of the 35-year average for each year of service earned after December 31, 2001 not to exceed 35 years of service. For each year of service exceeding 35 years earned after December 31, 2001, an additional benefit of 0.95% of final average compensation will be provided. Compensation includes salary and other compensation received during the year and deferred income earned, but does not include imputed income, severance pay, special discretionary cash payments or other non-cash compensation. The relationship of the covered compensation to the annual compensation shown in the Summary Compensation Table would be the Salary, Bonus and Non-equity Incentive Award columns. A plan participant who is at least age 55 and who retires after completion of at least five years of employment receives a benefit equal to the amount the participant would have received if the participant had retired at age 65, reduced by an amount equal to 0.5% of the benefit multiplied by the number of months between the date the participant commences receiving benefits and the date the participant would have commenced to receive benefits if he had not retired prior to age 65.

Of our named executive officers, only Messrs. Orlando, Abolt, Klett and Simpson participate in this plan because of their prior employment by Covanta Energy and satisfaction of the full year of service requirement for participation. Effective upon freezing participation in this defined benefit plan on December 31, 2005, all employees, including the named executive officers noted above, who were active participants in the plan on that date were 100% vested and acquired a nonforfeitable right to the plan’s benefits as of such date. Pension benefits are provided to participants under several types of retirement options based upon years of continuous service and age. Retirement benefits are paid to pensioners or beneficiaries in the form of a straight life annuity or various forms of joint and survivor annuities. In calculating benefits to eligible employees, we take into account an individual employee’s average earnings over his or her highest five consecutive years of the last ten years of employment, and his or her total years of service. While the participant’s pension benefits will reflect the highest average five consecutive year compensation level of their last ten years of employment, under the terms of the plan as frozen, we disregard all years of service after December 31, 2005 for purposes of determining the “total years of service” component of the calculated benefit. Compensation includes salary and other compensation received during the year and deferred income earned, but does not include imputed income, severance pay, special discretionary cash payments or other non-cash compensation.

Supplemental Benefit Plan

We provided to eligible employees, including Messrs. Orlando, Abolt, Klett and Simpson, a non-qualified supplemental defined benefit plan, relative to the Covanta Energy Pension Plan. This plan provided a benefit equivalent to the Covanta Energy Pension Plan benefit for earnings above the IRS earnings cap, which was $220,000 in 2006.

This non-qualified plan was in effect since the inception of the Covanta Energy Pension Plan, continued in effect throughout Covanta Energy’s bankruptcy and was approved as part of its reorganization plan by creditors and the bankruptcy court. This plan represents an unfunded and unsecured obligation of Covanta Energy to pay its calculated benefit to retiring employees as and when they would otherwise be eligible to receive a benefit under the now-frozen qualified defined benefit plan. In connection with the freezing of the Covanta Energy Pension Plan, this plan also was frozen effective December 31, 2005 on the same terms as applicable to the related qualified plan.

The following table shows pension benefit information as of December 31, 2006 for the named executive officers under the Covanta Energy Pension Plan and the Covanta Energy Supplemental Benefit Plan. No pension benefits were paid to any of the named executive officers in the year ended December 31, 2006.

Pension Benefits 2006

			Present
		Number of	Value of
		Years of	Accumulated
		Credited Service	Benefit(1)
Name	Plan Name	(#)	($)

Anthony J. Orlando	Covanta Energy Pension Plan	18.7	$325,040
	Supplemental Benefit Plan	18.7	$484,538
Mark A. Pytosh	Covanta Energy Pension Plan	0	—
	Supplemental Benefit Plan	0	—
Craig D. Abolt	Covanta Energy Pension Plan	1.7	$14,016
	Supplemental Benefit Plan	1.7	$31,630
John M. Klett	Covanta Energy Pension Plan	19.8	$885,334
	Supplemental Benefit Plan	19.8	$361,821
Timothy J. Simpson	Covanta Energy Pension Plan	13.4	$183,509
	Supplemental Benefit Plan	13.4	$128,825
Thomas E. Bucks	Covanta Energy Pension Plan	0	—
	Supplemental Benefit Plan	0	—

(1)	Our actuarial assumptions used to determine the present value of the accumulated benefit at December 31, 2006 were as follows: a measurement date of December 31, a discount rate of 5.75%, a retirement age of 65 years and the RP-2000 Mortality for the Covanta Energy Pension Plan (qualified plan) and the 1994 Group Annuity Reserving for the Supplemental Retirement Plan (nonqualified plan).

Covanta Energy Savings Plan

The Covanta Energy Savings Plan is comprised of two components: The first component, which we provide to eligible employees, including named executive officers, is a qualified 401(k) retirement plan. All full-time and part-time employees not subject to a collective bargaining agreement are eligible to participate in this plan upon employment. Named executive officers may elect to contribute a fixed percentage of their earnings into this plan, up to the limit prescribed by the IRS of $220,000 in annual earnings. We provide a matching contribution of 100% of the first 3% of an individual’s earnings, and 50% of the next 2% of such individual’s earnings up to the IRS limit. Our matching contributions are immediately vested.

Prior to 2006, we made payments to all eligible employees, including named executive officers, equal to 4% of their annual earnings in excess of the applicable IRS limit. Since these amounts could not be contributed to the plan, they were paid directly to such employees. In 2006 we paid an aggregate of $121,546 with respect to annual earnings in 2005, of which $67,516 was allocable to participating named executive officers. We terminated our payments in excess of the IRS limits beginning with payments applicable to 2006 annual earnings.

The second component, which we provide eligible employees, including named executive officers, is a qualified defined contribution retirement plan. This plan became effective as of January 1, 2006 and was designed as an ongoing substitute for the pre-existing defined benefit plan which was frozen as of December 31, 2005. We contribute to this defined contribution plan an amount equal to 3% of an individual’s annual compensation as defined in the plan document up to the social security wage base (which for 2006 was $94,200) and 6% of additional annual compensation up to the IRS limit, which was $220,000 in 2006. Contributions to the defined contribution plan vest in equal amounts over a five year period based on continued employment.

Employment Arrangements and Potential Payments Upon Termination or Change in Control

Anthony J. Orlando was named our President and Chief Executive Officer effective October 5, 2004. Mr. Orlando continues to serve as the President and Chief Executive Officer of Covanta Energy, a position he has held since November 2003. We and Covanta Energy entered into a five-year employment agreement with Mr. Orlando that commenced on October 5, 2004. Pursuant to his employment agreement, Mr. Orlando was entitled to an initial base salary of $400,000 per year and an annual target bonus of 80% of his base salary, depending upon Covanta Energy’s achievement of certain financial targets and other criteria approved by our Board. Mr. Orlando also received a grant of 49,656 shares of restricted stock, valued at $360,000 at the date of grant, and options to purchase 200,000 shares of our common stock at a price of $7.43 per share pursuant to the Employees Plan. The restricted stock vests in equal installments over three years, with 50% of such shares vesting in three equal annual installments that commenced on February 28, 2005, as long as Mr. Orlando is employed by us, and 50% vesting in accordance with Covanta Energy’s achievement of certain operating cash flow or other performance-based metrics of Covanta Energy as approved by the Board, which commenced on February 28, 2005. The options vest over three years in equal installments, that commenced on February 28, 2006, and were subsequently accelerated to begin vesting on March 21, 2005 with the remaining tranches continuing to vest on February 28, 2007 and February 28, 2008.

Mr. Orlando’s employment is subject to non-compete, non-solicitation and confidentiality provisions as set forth in the employment agreement.

The following table shows the potential payments to Mr. Orlando upon his termination of employment or a change in control of the Company under his employment agreement or other plans or agreements of the Company assuming a termination or change of control occurred on December 31, 2006. The table (1) excludes vested account balances under the Covanta Energy Savings Plan and (2) the benefits set forth in the “Pension Benefits Table.”

Executive Officer
Benefits and
Payment upon					Not for Cause or
Termination or	Voluntary				Good Reason		For Cause		Change in
Change in Control	Termination		Retirement		Termination		Termination		Control		Death		Disability

Compensation:
Cash	$19,231	(1)	$19,231	(1)	$4,093,615	(2)	$19,231	(1)	$4,093,615	(3)	$4,093,615	(2)	$4,093,615	(2)
Stock Option	$0		$0		$974,005	(4)(5)	$0		$1,948,010	(3)(6)	$974,005	(4)(5)	$974,005	(4)(5)
Restricted Stock	$0		$0		$1,041,919	(4)(7)	$0		$2,043,593	(3)(8)	$1,041,919	(4)(7)	$1,041,919	(4)(7)
Benefits and Perquisites:
Health Care	$0		$0		$25,458	(2)	$0		$0		$25,458	(2)	$25,458	(2)
Life Insurance Benefits(9)	$0		$0		$2,893		$0		$0		$1,000,000		$2,893
Outplacement Services	$30,000		$30,000		$30,000		$30,000		$30,000		$0		$0

Total:	$49,231		$49,231		$6,167,890		$49,231		$8,145,218		$7,164,997		$6,137,890

(1)	Under Mr. Orlando’s employment agreement, if he terminates his employment for any reason, he is entitled to: (a) accrued but unpaid base salary up to and including the date of termination, (b) any annual incentive bonus, if any, that has been earned but unpaid to the individual for any prior year, (c) any unreimbursed business expenses, and (d) the cash equivalent of any vested benefits as of the termination date under any benefit plans or disability benefit programs to the extent permitted by each plan’s terms. Assumes that two weeks of annual base salary have not been paid in accordance with our standard payment practices.

(2)	In the event that Mr. Orlando’s employment is terminated without cause, for “good reason,” or his death or disability, he shall be entitled to (a) a severance payment equal to the product (i) his then current annual base salary plus an amount equal to the average annual bonus he received over the past two full years prior to termination, and (ii) either three (if employment was terminated in the first 36 months of his employment contract) or two (if employment was terminated in the last 24 months of his employment contract), (b) the pro rata amount of his bonus for the then current year for the number of months he was employed in that year, and (c) continuation of medical, dental and life insurance coverages for 36 months (if employment is terminated in the first 36 months of his employment contract) or 24 months (if employment is terminated in the last 24 months years of his employment contract). The severance payment is payable as follows: 50% is payable upon termination and 50% is payable in equal monthly installments for 36 months (if employment is terminated in the first 36 months of his employment contract) or for 24 months (if employment is terminated in the last

24 months years of his employment contract). The pro rata bonus is payable to Mr. Orlando at the same time that we pay cash bonuses for that year to other senior-level executives.

(3)	If, following a change in control, Mr. Orlando’s employment is terminated for any reason, other than for cause, or if he terminates his employment for “good reason,” then he is entitled to the severance payments described above. In addition, in the event of a change in control pursuant to which we, or any successor company, do not agree to renew the employment agreement for at least three years, all unvested options, shares of restricted stock or other equity awards then held by Mr. Orlando shall immediately vest under the terms of the respective agreements under which such equity awards were granted.

(4)	Under the terms of his employment agreement, in the case of Mr. Orlando’s termination without cause, for “good reason,” or death or disability, any outstanding unvested options, unvested restricted stock awards or other unvested equity awards then held by him would be forfeited and cancelled, except for any options, shares of restricted stock or other awards that would otherwise vest within three months of the termination date. Assuming a termination of employment occurred on December 31, 2006, this extended three-month period would trigger vesting of outstanding options and 47,274 shares of restricted stock with a vesting date prior to March 31, 2007.

(5)	Represents the value of unvested stock options held by Mr. Orlando otherwise vesting by March 31, 2007 calculated by multiplying the number of shares underlying such options by $14.61, the difference between the $22.04 per share closing price of our stock on the NYSE as of December 31, 2006 and the $7.43 per share option exercise price.

(6)	Represents the value of accelerated unvested stock options calculated by multiplying the number of shares underlying the unvested stock options held by Mr. Orlando by $14.61, the difference between the $22.04 per share closing price of our stock on the NYSE as of December 31, 2006 and the $7.43 per share option exercise price.

(7)	Represents the value of unvested restricted stock held by Mr. Orlando otherwise vesting by March 31, 2007 calculated by multiplying the number of such shares by $22.04, the closing price of our stock on the NYSE as of December 31, 2006.

(8)	Represents the value of accelerated unvested restricted stock calculated by multiplying the number of shares of unvested restricted stock held Mr. Orlando by $22.04, the closing price of our stock on the NYSE as of December 31, 2006.

(9)	Reflects the estimated present value of the cost of average life insurance provided by us to Mr. Orlando; provided, however, that the amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Mr. Orlando’s beneficiaries upon his death.

Mark A. Pytosh has served as our Senior Vice President and Chief Financial Officer since September 1, 2006. Pursuant to the Employment Agreement dated as of September 1, 2006, with us and Covanta Energy, Mr. Pytosh is entitled to an initial base salary of $375,000 per year and an annual target bonus of at least 60% of his base salary, depending upon Covanta Energy’s achievement of certain financial targets and other criteria approved by our Board or Compensation Committee, pro rated for the first year for the number of months employed. Mr. Pytosh also received a grant of 20,000 shares of restricted stock, and options to purchase 50,000 shares of our common stock, with an exercise price of $20.35. The restricted stock vests in three equal installments, with 34% of such shares vesting in three equal annual installments that commence on March 17, 2007, as long as Mr. Pytosh is employed by us, and 66% of such shares vesting in three equal annual installments, commencing on March 17, 2007, in accordance with Covanta Energy’s achievement of certain operating cash flow or other performance-based metrics of Covanta Energy as approved by the Board. The options vest in two equal installments, commencing on March 17, 2007.

Mr. Pytosh’s employment is subject to non-competition, non-solicitation and confidentiality provisions as set forth in the Employment Agreement.

The following table shows the potential payments to Mr. Pytosh upon his termination of employment or a change in control of the Company under his employment agreement or other plans or agreements of the Company assuming a termination or change of control occurred on December 31, 2006:

Executive Officer
Benefits and
Payment upon					Not for Cause or
Termination or	Voluntary				Good Reason		For Cause		Change in
Change in Control	Termination		Retirement		Termination		Termination		Control		Death		Disability

Compensation:
Cash	$14,423	(1)	$14,423	(1)	$1,369,538	(2)	$14,423	(1)	$1,369,538	(3)	$1,369,538	(2)	$1,369,538	(2)
Stock Option	$0		$0		$42,250	(4)(5)	$0		$84,500	(3)(6)	$42,250	(4)(5)	$42,250	(4)(5)
Restricted Stock	$0		$0		$146,919	(4)(7)	$0		$440,800	(3)(8)	$146,919	(4)(7)	$146,919	(4)(7)
Benefits and Perquisites:
Health Care	$0		$0		$19,082	(2)	$0		$0		$19,082	(2)	$19,082	(2)
Life Insurance Benefits(9)	$0		$0		$1,626		$0		$0		$750,000		$1,626
Outplacement Services	$30,000		$30,000		$30,000		$30,000		$30,000		$0		$0

Total:	$44,423		$44,423		$1,609,415		$44,423		$1,924,838		$2,357,789		$1,579,415

(1)	Under Mr. Pytosh’s employment agreement, if his employment is terminated for any reason, he is entitled to: (a) accrued but unpaid base salary up to and including the date of termination, (b) any annual incentive bonus, if any, that has been earned but unpaid to the individual for any prior year, (c) any unreimbursed business expenses, and (d) the cash equivalent of any vested benefits as of the termination date under any benefit plans or disability benefit programs to the extent permitted by each plan’s terms. Assumes that two weeks of annual base salary have not been paid in accordance with our standard payment practices.

(2)	In the event that Mr. Pytosh’s employment is terminated without cause, for “good reason,” or his death or disability, he shall be entitled to (a) a severance payment equal to the product of (i) his then current annual base salary plus an amount equal to the average annual bonus he received over the past two full years prior to termination, and (ii) 1.5, (b) the pro rata amount of his bonus for the then current year for the number of months he was employed in that year, and (c) continuation of medical, dental and life insurance overages for 18 months. Since Mr. Pytosh was hired toward the end of the 2006 calendar year, solely for purposes of calculating his potential severance payments, we agreed that the amount of his annual bonus would be deemed to be $225,000 for 2006. The severance payment shall be paid out as follows: 50% is payable upon termination and 50% is payable in equal monthly installments for 18 months. The pro rata bonus is payable to Mr. Pytosh at the same time that we pay cash bonuses for that year to other senior-level executives.

(3)	If, following a change in control, Mr. Pytosh’s employment is terminated for any reason, other than for cause, or if he terminates his employment for “good reason,” then he is entitled to the severance payments described above. In addition, in the event of a change in control pursuant to which we, or any successor company, do not agree to renew the employment agreement for at least three years, all unvested options, shares of restricted stock or other equity awards then held by Mr. Pytosh shall immediately vest under the terms of the respective agreements under which such equity awards were granted.

(4)	Under the terms of his employment agreement, in the case of Mr. Pytosh’s termination without cause, for “good reason,” or death or disability, any outstanding unvested options, unvested restricted stock awards or other unvested equity awards then held by him would be forfeited and cancelled, except for any options, shares of restricted stock or other awards that would otherwise vest within three months of the termination date. Assuming a termination of employment occurred on December 31, 2006, this extended three-month period would trigger vesting of outstanding options and 6,666 shares of restricted stock with a vesting date prior to March 31, 2007.

(5)	Represents the value of unvested stock options held by Mr. Pytosh otherwise vesting by March 31, 2007 calculated by multiplying the number of shares underlying such options by $1.69, the difference between the $22.04 per share closing price of our stock on the NYSE as of December 31, 2006 and the $20.35 per share option exercise price.

(6)	Represents the value of accelerated unvested stock options calculated by multiplying the number of shares underlying the unvested stock options held by Mr. Pytosh by $1.69, the difference between the $22.04 per share closing price of our stock on the NYSE as of December 31, 2006 and the $20.35 per share option exercise price.

(7)	Represents the value of unvested restricted stock held by Mr. Pytosh otherwise vesting by March 31, 2007 calculated by multiplying the number of such shares by $22.04, the closing price of our stock on the NYSE as of December 31, 2006.

(8)	Represents the value of accelerated unvested restricted stock calculated by multiplying the number of shares of unvested restricted stock held by Mr. Pytosh by $22.04, the closing price of our stock on the NYSE as of December 31, 2006.

(9)	Reflects the estimated present value of the cost of average life insurance provided by us to Mr. Pytosh; provided, however, that the amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Mr. Pytosh’s beneficiaries upon his death.

Craig D. Abolt served as our Senior Vice President and Chief Financial Officer from October 5, 2004 until August 18, 2006. Mr. Abolt also served as the Senior Vice President and Chief Financial Officer of Covanta Energy from June 2004 until August 18, 2006. On April 5, 2006, in connection with Mr. Abolt’s announced departure we entered into a transition and separation agreement with him as further described below.

We and Covanta Energy entered into a five-year employment agreement with Mr. Abolt that commenced on October 5, 2004. Pursuant to his employment agreement, Mr. Abolt was entitled to an initial base salary of $325,000 per year and an annual target bonus of 55% of his base salary, depending upon Covanta Energy’s achievement of certain financial targets and other criteria approved by our Board. Mr. Abolt also received a grant of 20,690 shares of restricted stock, valued at $150,000 at the date of grant, and options to purchase 85,000 shares of our stock at a price of $7.43 per share pursuant to the Equity Award Plan. The restricted stock vested in equal installments over three years, with 50% of such shares vesting in three equal annual installments that commenced on February 28, 2005, as long as Mr. Abolt was employed by us, and 50% vesting in accordance with Covanta Energy’s achievement of certain operating cash flow or other performance-based metrics of Covanta Energy as approved by the Board, as commenced on February 28, 2005. The options vested over three years in equal installments, as commenced on February 28, 2006 and were subsequently accelerated to begin vesting on March 21, 2005 with the remaining tranches to have continued to vest on February 28, 2007 and February 28, 2008. Mr. Abolt forfeited all unvested shares of restricted stock and unvested options in connection with his termination of employment.

Mr. Abolt’s employment agreement contained continuing non-compete, non-solicitation and confidentiality provisions as set forth in the employment agreement.

The following table summarizes the payments Mr. Abolt has received as a result of his termination without cause under his employment agreement and the transition and separation agreement:

Compensation:
Cash	$1,234,670	(1)
Stock Option	$0	(2)
Restricted Stock	$0	(2)
Benefits and Perquisites:
Health Care	$25,458
Life Insurance Benefits	$489	(3)
Outplacement Services	$35,000

Total:	$1,295,617

(1)	Upon Mr. Abolt’s termination of employment without cause he was entitled to (a) a severance payment equal to the product of (i) his then current annual base salary plus an amount equal to the average annual bonus he received over the past two full years prior to termination, and (ii) two, (b) the pro rata amount of his bonus for the then current year for the number of months he was employed in that year, and (c) continuation of medical, dental and life insurance coverages for 24 months. The severance payment was payable as follows: 50% was paid pro-rata on a monthly basis (based upon a 24-month period) with a lump sum of all remaining amounts paid on March 15, 2007. The pro rata bonus was paid to Mr. Abolt at the same time that we paid cash bonuses for that year to other senior-level executives.

(2)	Under the terms of his employment agreement, in connection with Mr. Abolt’s termination without cause, all outstanding unvested options and unvested restricted stock awards then held by Mr. Abolt were forfeited and cancelled.

(3)	Reflects the estimated present value of the cost of average life insurance provided by us to Mr. Abolt.

Under the April 5, 2006 transition and separation agreement, Mr. Abolt agreed to continue his employment as Senior Vice President and Chief Financial Officer until the earlier of the appointment of a successor Chief Financial Officer or September 30, 2006. Mr. Abolt also agreed that he would assist us in the search for and transition of a successor Chief Financial Officer while he sought new employment. For purposes of severance benefits and other continuing obligations under Mr. Abolt’s employment agreement dated October 5, 2004, we agreed that Mr. Abolt’s termination of employment would be deemed to be without cause and that we would pay Mr. Abolt 50% of the aggregate amount due to him under his employment agreement on his termination date and 50% would be paid pro-rata on a monthly basis (based on a 24-month period) following the termination date with a lump sum of all remaining amounts paid on March 15, 2007. We did this in order to address uncertainties with respect to certain deferred compensation arrangements under section 409A of the Tax Code. As provided in his employment agreement, Mr. Abolt was also entitled to receive 24 months of continued benefits and up to $30,000 of outplacement services. Lastly, we authorized an additional $5,000 of outplacement services to facilitate Mr. Abolt’s continued employment and contemporaneous search. As part of this arrangement, Mr. Abolt executed a standard general release and waiver and agreed to comply with the restrictive covenants relating to confidentiality, non-competition and non-solicitation of customers and employees in his agreements.

John M. Klett has served as Covanta Energy’s Senior Vice President and Chief Operating Officer since May 2006. Previously Mr. Klett served as Covanta Energy’s Senior Vice President, Operations, from March 2003 to May 2006. Covanta Energy entered into a five-year employment agreement with Mr. Klett that commenced on October 5, 2004. Pursuant to his employment agreement, Mr. Klett is entitled to an initial base salary of $276,340 per year and an annual target bonus of 50% of his base salary, depending upon Covanta Energy’s achievement of certain financial targets and other criteria approved by our Board. Mr. Klett also received a grant of 19,311 shares of restricted stock, valued at the date of grant at $140,000 and options to purchase 75,000 shares of our common stock at a price of $7.43 per share pursuant to the Employees Plan. The restricted stock vests in equal installments over three years, with 50% of such shares vesting in three equal annual installments that commenced on February 28, 2005, so long as Mr. Klett is employed by Covanta Energy, and 50% vesting in accordance with Covanta Energy’s achievement of certain operating cash flow or other performance-based metrics of Covanta Energy as approved by the Board, as commenced on February 28, 2005. The options vest over three years in equal installments that commenced on February 28, 2006, and were subsequently accelerated to begin vesting on March 21, 2005 with the remaining tranches continuing to vest on February 28, 2007 and February 28, 2008.

Mr. Klett’s employment is subject to non-compete, non-solicitation and confidentiality provisions as set forth in his employment agreement.

The following table shows the potential payments to Mr. Klett upon his termination of employment or a change in control of the Company under his employment agreement or other plans or agreements of the Company assuming a termination or change of control occurred on December 31, 2006. In addition, Mr. Klett would receive the amounts set forth in the Pension Benefits Table in this proxy statement.

Executive
Officer
Benefits and
Payment upon
Termination or					Not for Cause or
Change in	Voluntary				Good Reason		For Cause		Change in
Control	Termination		Retirement		Termination		Termination		Control		Death		Disability

Compensation:
Cash	$12,115	(1)	$12,115	(1)	$2,094,498	(2)	$12,115	(1)	$2,094,498	(3)	$2,094,498	(2)	$2,094,498	(2)
Stock Option	$0		$0		$365,250	(4)(5)	$0		$730,500	(3)(6)	$365,250	(4)(5)	$365,250	(4)(5)
Restricted Stock	$0		$0		$418,584	(4)(7)	$0		$825,156	(3)(8)	$418,584	(4)(7)	$418,584	(4)(7)
Benefits and Perquisites:
Health Care	$0		$0		$19,082	(2)	$0		$0		$19,082	(2)	$19,082	(2)
Life Insurance Benefits(9)	$0		$0		$1,366		$0		$0		$630,000		$1,366
Outplacement Services	$30,000		$30,000		$30,000		$30,000		$30,000		$0		$0

Total:	$42,115		$42,115		$2,928,780		$42,115		$3,680,154		$3,527,414		$2,898,780

(1)	Under Mr. Klett’s employment agreement, if his employment is terminated for any reason, he is entitled to: (a) accrued but unpaid base salary up to and including the date of termination, (b) any annual incentive bonus, if any, that has been earned but unpaid to the individual for any prior year, (c) any unreimbursed business expenses, and (d) the cash equivalent of any vested benefits as of the termination date under any benefit plans or disability benefit programs to the extent permitted by each plan’s terms. Assumes that two weeks of annual base salary have not been paid in accordance with our standard payment practices.

(2)	In the event that Mr. Klett’s employment is terminated without cause, for “good reason,” or his death or disability, he shall be entitled to (a) a severance payment equal to the product of (i) his then current annual base salary plus an amount equal to the average annual bonus he received over the past two full years prior to termination, and (ii) 1.5, (b) the pro rata amount of his bonus for the then current year for the number of months he was employed in that year, and (c) continuation of medical, dental and life insurance coverages for 18 months. The severance payment is payable as follows: 50% is payable upon termination and 50% is payable in equal monthly installments for 18 months. The pro rata bonus is payable to Mr. Klett at the same time that we pay cash bonuses for that year to other senior-level executives.

(3)	If, following a change in control, Mr. Klett’s employment is terminated for any reason, other than for cause, or if he terminates his employment for “good reason,” as such term is defined in his employment agreement, and then he is entitled to the severance payments described above. In addition, in the event of a change in control pursuant to which we, or any successor company, do not agree to renew the employment agreement for at least three years, all unvested options, shares of restricted stock or other equity awards then held by Mr. Klett shall immediately vest under the terms of the respective agreements under which such equity awards were granted.

(4)	Under the terms of the stock option or restricted stock award agreements, in the case of Mr. Klett’s termination without cause, for “good reason,” or death or disability, any outstanding unvested options, unvested restricted stock awards or other unvested equity awards then held by the named executive officer would be forfeited and cancelled, except for any options, shares of restricted stock or other awards that would otherwise vest within three months of the termination date. Assuming a termination of employment occurred on December 31, 2006, this extended three-month period would trigger vesting of outstanding options and 18,992 shares of restricted stock with a vesting date prior to March 31, 2007.

(5)	Represents the value of unvested stock options held by Mr. Klett otherwise vesting by March 31, 2007 calculated by multiplying the number of shares underlying such options by $14.61, the difference between the $22.04 per share closing price of our stock on the NYSE as of December 31, 2006 and the $7.43 per share option exercise price.

(6)	Represents the value of accelerated unvested stock options calculated by multiplying the number of shares underlying the unvested stock options held by Mr. Klett by the closing price of our stock on the NYSE as of December 31, 2006.

(7)	Represents the value of unvested restricted stock held by Mr. Klett otherwise vesting by March 31, 2007 calculated by multiplying the number of such shares by $22.04, the closing price of our stock on the NYSE as of December 31, 2006.

(8)	Represents the value of accelerated unvested restricted stock calculated by multiplying the number of shares of unvested restricted stock held by Mr. Klett by $14.61, the difference between the $22.04 per share closing price of our stock on the NYSE as of December 31, 2006 and the $7.43 per share option exercise price.

(9)	Reflects the estimated present value of the cost of average life insurance provided by us to Mr. Klett; provided, however, that the amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Mr. Klett’s beneficiaries upon his death.

Timothy J. Simpson has served as our Senior Vice President, General Counsel and Secretary since October 2004. Mr. Simpson continues to serve as the Senior Vice President, General Counsel and Secretary of Covanta Energy, a position he has held since March 2004. We and Covanta Energy entered into a five-year employment agreement with Mr. Simpson that commenced on October 5, 2004. Pursuant to his employment agreement, Mr. Simpson is entitled to an initial base salary of $240,180 per year and an annual target bonus of 45% of his base salary, depending upon Covanta Energy’s achievement of certain financial targets and other criteria approved by the Board. Mr. Simpson also received a grant of 17,242 shares of restricted stock, valued at $125,000 at the date of grant, and options to purchase 75,000 shares of our common stock at a price of $7.43 per share pursuant to the Equity Award Plan. The restricted stock vests in equal installments over three years, with 50% of such shares vesting in equal annual installments that commenced on February 28, 2005, so long as Mr. Simpson is employed by us, and 50% vesting in accordance with Covanta Energy’s achievement of certain operating cash flow or other performance-based metrics of Covanta Energy as approved by the Board, as commenced on February 28, 2005. The options vest over three years in equal installments, as commenced on February 28, 2006 and were subsequently accelerated to begin vesting on March 21, 2005 with the remaining tranches continuing to vest on February 28, 2007 and February 28, 2008.

Mr. Simpson’s employment is subject to non-compete, non-solicitation and confidentiality provisions as set forth in the employment agreement.

The following table shows the potential payments to Mr. Simpson upon his termination of employment or a change in control of the Company under his employment agreement or other plans or agreements of the Company assuming a termination or change of control occurred on December 31, 2006. In addition, Mr. Simpson would receive the amounts set forth in the Pension Benefits Table in this proxy statement.

Executive Officer
Benefits and
Payment upon					Not for Cause or
Termination or	Voluntary				Good Reason		For Cause	Change in
Change in Control	Termination		Retirement		Termination		Termination	Control		Death		Disability

Compensation:
Cash	$10,577	(1)	$10,577	(1)	$1,725,911	(2)	$10,577	$1,725,911	(3)	$1,725,911	(2)	$1,725,911	(2)
Stock Option	$0		$0		$365,250	(4)(5)	$0	$730,500	(3)(6)	$365,250	(4)(5)	$365,250	(4)(5)
Restricted Stock	$0		$0		$393,172	(4)(7)	$0	$785,219	(3)(8)	$393,172	(4)(7)	$393,172	(4)(7)
Benefits and Perquisites:
Health Care	$0		$0		$19,082	(2)	$0	$0		$19,082	(2)	$19,082	(2)
Life Insurance Benefits(9)	$0		$0		$1,193		$0	$0		$550,000		$1,193
Outplacement Services	$30,000		$30,000		$30,000		$30,000	$30,000		$0		$0

Total:	$40,577		$40,577		$2,534,608		$40,577	$3,271,630		$3,053,415		$2,504,608

(1)	Under Mr. Simpson’s employment agreements, if his employment is terminated for any reason, he is entitled to: (a) accrued but unpaid base salary up to and including the date of termination, (b) any annual incentive bonus, if any, that has been earned but unpaid to the individual for any prior year, (c) any unreimbursed business expenses, and (d) the cash equivalent of any vested benefits as of the termination date under any benefit plans or disability benefit programs to the extent permitted by each plan’s terms. Assumes that two weeks of annual base salary have not been paid in accordance with our standard payment practices.

(2)	In the event that Mr. Simpson’s employment is terminated without cause, for “good reason,” or his death or disability, he shall be entitled to (a) a severance payment equal to the product of (i) his then current annual base salary plus an amount equal to the average annual bonus he received over the past two full years prior to termination, and (ii) 1.5, (b) the pro rata amount of his bonus for the then current year for the number of months he was employed in that year, and (c) continuation of medical, dental and life insurance coverages for 18 months. The severance payment is payable as follows: 50% is payable upon termination and 50% is payable in equal monthly installments for 18 months. The pro rata bonus is payable to Mr. Simpson at the same time that we pay cash bonuses for that year to other senior-level executives.

(3)	If, following a change in control, Mr. Simpson’s employment is terminated for any reason, other than for cause, or if he terminates his employment for “good reason,” as such term is defined in his employment agreement, and then he is entitled to the severance payments described above. In addition, in the event of a change in control pursuant to which we, or any successor company, do not agree to renew the employment agreement for at least three years, all unvested options, shares of restricted stock or other equity awards then held by Mr. Simpson shall immediately vest under the terms of the respective agreements under which such equity awards were granted.

(4)	Under the terms of the stock option or restricted stock award agreements, in the case of Mr. Simpson’s termination without cause, for “good reason,” or death or disability, any outstanding unvested options, unvested restricted stock awards or other unvested equity awards then held by Mr. Simpson would be forfeited and cancelled, except for any options, shares of restricted stock or other awards that would otherwise vest within three months of the termination date. Assuming a termination of employment occurred on December 31, 2006, this extended three-month period would trigger vesting of outstanding options and 17,839 shares of restricted stock with a vesting date prior to March 31, 2007.

(5)	Represents the value of unvested stock options held by Mr. Simpson otherwise vesting by March 31, 2007 calculated by multiplying the number of shares underlying such options by $14.61, the difference between the $22.04 per share closing price of our stock on the NYSE as of December 31, 2006 and the $7.43 per share option exercise price.

(6)	Represents the value of accelerated unvested stock options calculated by multiplying the number of shares underlying the unvested stock options held by Mr. Simpson $14.61, the difference between the $22.04 per share closing price of our stock on the NYSE as of December 31, 2006 and the $7.43 per share option exercise price.

(7)	Represents the value of unvested restricted stock held by Mr. Simpson otherwise vesting by March 31, 2007 calculated by multiplying the number of such shares by $22.04, the closing price of our stock on the NYSE as of December 31, 2006.

(8)	Represents the value of accelerated unvested restricted stock calculated by multiplying the number of shares of unvested restricted stock held by Mr. Simpson by $22.04, the closing price of our stock on the NYSE as of December 31, 2006.

(9)	Reflects the estimated present value of the cost of average life insurance provided by us to Mr. Simpson; provided, however, that the amount reflected under the heading “Death” reflects the estimated present value of the proceeds payable to Mr. Simpson’s beneficiaries upon his death.

Thomas A. Bucks has served as our Vice President and Chief Accounting Officer since April 2005. Mr. Bucks served as our Controller from February 2005 to April 2005. Mr. Bucks does not have an employment agreement.

The following table shows the potential payments to Mr. Bucks upon his termination of employment or a change in control of the Company assuming a termination or change of control occurred on December 31, 2006:

Executive Officer
Benefits and
Payment upon					Not for Cause or
Termination or	Voluntary				Good Reason		For Cause		Change in
Change in Control	Termination		Retirement		Termination		Termination		Control		Death		Disability

Compensation:
Cash	$8,462	(1)	$8,462	(1)	$8,462	(1)	$8,462	(1)	$8,462	(1)	$8,462	(1)	$8,462	(1)
Stock Option	$0		$0		$0		$0		$0		$0		$0
Restricted Stock	$0		$0		$87,322	(2)	$0		$217,976	(3)	$87,322	(2)	$87,322	(2)
Benefits and Perquisites:
Health Care	$0		$0		$0		$0		$0		$0		$0
Life Insurance Benefits(4)	$0		$0		$0		$0		$0		$440,000		$0
Outplacement Services	$0		$0		$0		$0		$0		$0		$0

Total:	$8,462		$8,462		$95,784		$8,462		$226,438		$535,784		$95,784

(1)	Assumes that two weeks of annual base salary have not been paid in accordance with our standard payment practices.

(2)	Under the terms of the restricted stock award agreements, in the case of Mr. Bucks’ termination without cause, for “good reason,” or death or disability, any outstanding unvested restricted stock awards or other unvested equity awards then held by Mr. Bucks would be forfeited and cancelled, except for any shares of restricted stock or other awards that would otherwise vest within three months of the termination date. Assuming a termination of employment occurred on December 31, 2006, this extended three-month period would trigger vesting of 3,962 shares of restricted stock with a vesting date prior to March 31, 2007. Mr. Bucks had no options outstanding as of December 31, 2006.

(3)	Under the terms of the restricted stock award agreements, in the event of a change in control all unvested shares of restricted stock then held by Mr. Bucks shall immediately vest.

(4)	Reflects the estimated present value of the proceeds payable to Mr. Bucks’ beneficiaries upon his death.

Restrictive Covenants

Our obligation to make severance payments to Messrs. Orlando, Pytosh, Abolt, Simpson and Klett under each employment agreement described above is conditioned upon such officer complying with his continuing obligations under the restrictive covenants relating to confidentiality, non-competition and non-solicitation of customers and employees in his employment agreement and the execution of a standard form of general release.

Each of the employment agreements contains non-compete, non-solicitation and confidentiality provisions. As set forth in each of the agreements, the restrictive covenants survive termination of employment for the periods set forth below:

Named Executive Officer	Restrictive Covenant	Survival Period

Anthony J. Orlando	Non-Compete	36 months/24 months(1)
	Non-Solicit Customers	36 months/24 months(1)(2)
	Non-Solicit Employees	36 months/24 months(1)(3)
	Confidentiality	60 months
Mark A. Pytosh, John M. Klett and Timothy J. Simpson	Non-Compete	15 months
	Non-Solicit Customers	18 months(2)
	Non-Solicit Employees	18 months(3)
	Confidentiality	60 months

(1)	If Mr. Orlando’s employment is terminated prior to October 5, 2007, then 36 months or if Mr. Orlando’s employment is terminated after October 5, 2007, but prior to October 5, 2009, then 24 months.

(2)	18 months following a termination of employment following the expiration of the employment agreement.

(3)	6 months following a termination of employment following the expiration of the employment agreement.

Each of our employment agreements with named executive officers provides for the return of annual bonus awards or other payments, and a forfeiture of unvested equity awards, if required by applicable law, including the Sarbanes Oxley Act of 2002, in the event any bonus payment, stock award or other payment is based upon the satisfaction of financial performance metrics which are subsequently reversed due to a restatement or reclassification of our financial results.

Compensation Committee Interlocks and Insider Participation

None of Mr. Barse (Chair), Mr. Bynoe or Mr. Silberman, the persons who served as members of the Compensation Committee in 2006, were, during that year or previously, an officer or employee of ours or any of our subsidiaries or had any other relationship requiring disclosure herein, except as follows:

Mr. Barse was previously our President and Chief Operating Officer from July 1996 until July 24, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Arrangements

See the descriptions of our employment agreements with Anthony J. Orlando, Mark A. Pytosh, Craig D. Abolt, John M. Klett and Timothy J. Simpson contained in “Executive Compensation — Employment Arrangements” above.

Other Transactions

As part of our negotiations in 2003 with Laminar and it becoming a 5% stockholder, pursuant to a letter agreement dated December 2, 2003, Laminar agreed to transfer restrictions on the shares of common stock that Laminar acquired pursuant to a note purchase agreement. Further, in accordance with the transfer restrictions previously contained in Article Fifth of our charter restricting the resale of our common stock by 5% stockholders, we agreed with Laminar to provide it with limited rights to resell the common stock that it holds. During 2006 Laminar sold a portion of its holdings pursuant to these in accordance with this agreement. On November 16, 2006, our stockholders approved an amendment to our restated certificate of incorporation which removed the transfer restrictions previously contained in Article Fifth.

As part of the Covanta Energy acquisition in March 2004, we agreed to conduct a rights offering for up to 3.0 million shares of our common stock to certain holders of 9.25% debentures issued by Covanta Energy prior to its bankruptcy at a purchase price of $1.53 per share, referred to as the “9.25% Offering.” The 9.25% Offering was made solely to those holders of Covanta Energy’s 9.25% Debentures (which had been issued prior to its bankruptcy) who had voted in favor of Covanta Energy’s second reorganization plan on January 12, 2004 or were otherwise authorized to participate by the bankruptcy court. Laminar held a portion of such debentures and was entitled to participate in the 9.25% Offering. On January 31, 2005, we entered into a letter agreement with Laminar pursuant to which we agreed that if the 9.25% Offering had not closed prior to the record date for the rights offering completed in June 2005 that provided part of the financing for our acquisition of ARC Holdings Inc. (the “ARC Holdings Rights Offering”), then we would revise the 9.25% Offering so that the holders that participated in the 9.25% Offering would be offered additional shares of our common stock at the same purchase price as in the ARC Holdings Rights Offering and in an amount equal to the number of shares of common stock that such holders would have been entitled to purchase in the ARC Holdings Rights Offering if the 9.25% Offering was consummated on or prior to the record date for the ARC Holdings Rights Offering. Accordingly, we restructured our offering to offer up to an additional 2.7 million contingently issuable shares at $6.00 per share. The 9.25% Offering was completed on February 24, 2006 and Laminar exercised its rights to purchase a total of 633,380 shares.

Each of the agreements entered into with Laminar were negotiated, reviewed and approved by a special committee of our Board of Directors composed solely of disinterested directors and advised by independent legal and financial advisors.

Company Policies and Procedures

The Audit Committee or a special committee of the Board composed solely of disinterested directors formed for such purpose are responsible for review of “related person transactions” between us and related persons and making determinations regarding and/or approving and authorizing such transactions, or at their discretion, making a recommendation with respect to such related person transactions to the Board. Under SEC rules, a related person is a director, officer, nominee for director, or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members. These related person transactions apply to any transaction or series of transactions in which we or one of our subsidiaries is a participant, the amount involved exceeds $120,000 and a related person has a direct or indirect material interest.

Our Policy of Business Conduct, which contains certain provisions setting out conflicts of interest and related party standards, applies to all of our employees, including each of our executive officers, and directors. Our Policy of Business Conduct provides that it is the responsibility of each of our executive officers and directors to advise us, through our general counsel, of any affiliation with public or privately held businesses or enterprises that may create a potential conflict of interest, potential embarrassment to us or possible inconsistency with our policies or values. We annually solicit information from our directors and executive officers in order to monitor potential conflicts of interest. Any nominee for director is also requested to provide us the forgoing information. It is the policy of the Board and of the Audit Committee to apply the standards set forth in our Policy of Business Conduct and under applicable Delaware corporate law and applicable SEC and NYSE rules and regulations in reviewing related person transactions and determining whether or not such transactions are reasonable and fair to us.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors. Each of the current directors is independent as defined by the New York Stock Exchange listing standards. The Audit Committee operates under a written charter and key practices approved by the Board. A copy of the charter and key practices is available on the Company’s website at www.covantaholding.com.

Management is responsible for the Company’s internal controls and financial reporting process. Ernst & Young LLP (“Ernst & Young”), a registered independent public accounting firm and the Company’s independent auditors for 2006, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and Ernst & Young to review and discuss the December 31, 2006 financial statements. The Audit Committee also discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Ernst & Young the firm’s independence.

Based upon the Audit Committee’s discussions with management and Ernst & Young, and the Audit Committee’s review of the representations of management and Ernst & Young, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

Jean Smith (Chair)
William C. Pate
Richard L. Huber

INDEPENDENT AUDITOR FEES

The following table shows the aggregate fees that we incurred for audit, audit-related, tax and other services rendered by Ernst & Young LLP for the years ended December 31, 2006 and 2005 (in thousands of dollars):

	2006	2005

Audit Fees	$4,954	$7,577
Audit-Related Fees	115	496
Tax Fees	138	525
All Other Fees	—	—

Total	$5,207	$8,598

Audit Fees.  This category includes the fees for professional services performed by Ernst & Young for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q or services that are normally provided by Ernst & Young in connection with statutory and regulatory filings or engagements for both 2006 and 2005. Fees also include audits of effectiveness of internal controls, statutory and financial audits for our subsidiaries and reviews of registration statements we have filed.

Audit-Related Fees.  This category consists of assurance and related services provided by Ernst & Young that are reasonably related to the performance of an audit or review of our financial statements and are not reported above under “Audit Fees.” In 2006 and 2005, these services were related principally to financial statement audits of employee benefit plans. In 2005 these services also included other due diligence related services in connection with the acquisition of ARC Holdings.

Tax Fees.  This category consists of professional services rendered by Ernst & Young for tax compliance, tax advice and tax planning. The services for fees under this category in 2006 and 2005 were related principally to tax compliance services for U.S. federal and state income tax returns and tax planning and advisory services for us and our subsidiaries.

All Other Fees.  This category consists of any other products or services provided by Ernst & Young not described above. Ernst & Young did not bill any fees that would be categorized as “All Other Fees” during 2006 or 2005.

Audit Committee’s Pre-Approval Policies and Procedures

Our amended and restated Audit Committee Charter and Audit Committee Key Practices require the Audit Committee to pre-approve all permitted non-audit services. It is the Audit Committee’s practice to restrict the non-audit services that may be provided us by our independent auditors primarily to tax services and merger and acquisition due diligence and integration services, and then only when the services offered by the auditor’s firm are more effective or economical than services available from other providers, and, to the extent possible, only after competitive bidding for such services.

In June 2005, the Audit Committee adopted an Audit and Non-Audit Service Pre-Approval Policy, referred to as the “Pre-Approval Policy,” for all permitted work our independent auditors may perform for us. The Pre-Approval Policy provides for the general approval of specific types of services and gives detailed guidance as to the specific types of services eligible for general pre-approval within each of the specifically designated categories of services and provides for maximum dollar amounts for such pre-approved services. Any additional services not described in the Pre-Approval Policy or otherwise exceeding the maximum dollar amounts prescribed by the Pre-Approval Policy for that specified year will require the further advance review and approval of the Audit Committee. Pre-approval of services is generally provided for up to one year. The Audit Committee has delegated the authority to grant any such additional required approval to its Chair between meetings of the Audit Committee, provided that the Chair reports the details of the exercise of any such delegated authority at the next meeting of the Audit Committee. The Pre-Approval Policy prohibits the Audit Committee from delegating to our management the Audit Committee’s responsibilities to pre-approve services performed by the independent auditors.

In pre-approving the services generating fees in 2005 and 2006, the Audit Committee did not rely on the de minimis exception to the SEC pre-approval requirements applicable to audit-related, tax and all other permitted non-audit services.

PROPOSALS BY STOCKHOLDERS

In order for a proposal of a stockholder to be included in the proxy statement and form(s) of proxy relating to our 2008 annual meeting, the proposal must be received by us no later than December 27, 2007. In order to be considered for stockholder action at our 2008 annual meeting, a proposal of a stockholder must be received by us at our principal executive offices no later than March 11, 2008. All stockholder proposals should be directed to the attention of our Secretary at our principal offices as set forth on the first page of this proxy statement.

Timely receipt of a stockholder’s proposal will satisfy only one of various conditions established by the SEC for inclusion in our proxy materials.

INCORPORATION BY REFERENCE

The Audit Committee Report (including reference to the independence of the members of the Audit Committee) is not deemed to be filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate such information by reference.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2006, is being mailed together with this proxy statement to all of our stockholders of record. Upon the written request of any stockholder, we will furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 as filed with the SEC. Written requests may be made to Covanta Holding Corporation, 40 Lane Road, Fairfield, New Jersey, 07004 Attention: Vice President, Investor Relations.

By Order of the Board of Directors

Covanta Holding Corporation

Timothy J. Simpson
Secretary

Dated: April 25, 2007

EXHIBIT A

COVANTA HOLDING CORPORATION
CORPORATE GOVERNANCE GUIDELINES
(as of February, 2007)

1.	Director Qualifications

The Board of Directors will, to the extent required by the listing requirements of the New York Stock Exchange, have a majority of Directors who meet the criteria for independence established by the New York Stock Exchange (“Independent Directors”). To be considered independent under the New York Stock Exchange standards, the Board of Directors must determine that a Director has no material relationship with the Company. The standards of the Board of Directors for this determination are set forth in Attachment A to these Corporate Governance Guidelines.

The Nominating and Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the requisite skills and characteristics of new Board of Director members as well as the composition of the Board of Directors as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, age, skills, experience in the context of the needs of the Board of Directors and ability to devote adequate time to Board of Directors duties in light of other current and planned commitments. Nominees for directorship will be recommended to the full Board of Directors by the Nominating and Governance Committee after selection by the Nominating and Governance Committee in accordance with the policies and principles in its charter, except as otherwise provided in such charter. After the Board of Directors has approved such a nomination, the invitation to join the Board of Directors should be extended on behalf of the Board of Directors by the Chairman of the Nominating and Governance Committee and the Chairman of the Board of Directors.

It is the sense of the Board of Directors that a size of between nine and eleven is appropriate. However, the Board of Directors would be willing to expand to a somewhat larger size under appropriate circumstances, including to accommodate the availability of an outstanding candidate.

It is the sense of the Board of Directors that individual Directors who change the responsibility they held when they were elected to the Board of Directors should volunteer to resign from the Board of Directors. It is not the sense of the Board of Directors that in every instance the Directors who retire or change from the position they held when they came on the Board of Directors should necessarily leave the Board of Directors. There should, however, be an opportunity for the Board of Directors through the Nominating and Governance Committee to review the continued appropriateness of Board of Directors membership under the circumstances.

It is the sense of the Board of Directors that in an uncontested election for the Board of Directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to the Board of Directors for consideration in accordance with the procedures described in the Majority Voting Policy as set forth in Attachment B to these Corporate Governance Guidelines.

Directors may serve on other public company boards unless the Board of Directors determines that such simultaneous service would impair the relevant individual’s ability to effectively serve on the Board of Directors. Directors should advise the Chairman of the Board of Directors and the Chairman of the Nominating and Governance Committee in advance of accepting an invitation to serve on another public company board or any assignment to the audit committee or compensation committee of the board of any public company of which such Director is a member.

The Board of Directors does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board of Directors, they hold the disadvantage of losing the contribution of Directors who have been able to develop, over a period of time, increasing insight into the Corporation and its operations and, therefore, provide an increasing contribution to the Board of Directors as a whole. As an alternative to term limits, the Nominating and Governance Committee will review each Director’s continuation on the Board of Directors every three years. This will allow each Director the opportunity to conveniently confirm his or her desire to continue as a member of the Board of Directors.

2.	Director Responsibilities

The basic responsibility of the Directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Corporation. In determining what is in the best interests of the Corporation, a Director of the Corporation shall consider the interests of the shareholders of the Corporation and, in his or her discretion, may consider (i) the interests of the Corporation’s employees, suppliers, creditors and customers, (ii) the economy of the nation, (iii) community and societal interests, and (iv) the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

In discharging their responsibilities, Directors should be entitled to rely on the honesty and integrity of the Corporation’s senior executives and the Corporation’s outside advisors and auditors. The Directors shall also be entitled to (i) have the Corporation purchase reasonable directors’ and officers’ liability insurance on their behalf, (ii) the benefits of indemnification to the fullest extent permitted by law and the Corporation’s charter, by-laws and any indemnification agreements and (iii) exculpation as provided by state law and the Corporation’s charter.

Directors are expected to attend meetings of stockholders, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board of Directors’ understanding of the business to be conducted at a Board of Directors or committee meeting should generally be distributed in writing to the Directors before the meeting, and Directors should review these materials in advance of the meeting.

The Board of Directors believes that the issue of whether or not there should be a separation of the offices of Chairman and the Chief Executive Officer is part of the succession planning process and that it is in the best interests of the Corporation for the Board of Directors to make a determination when it elects a new chief executive officer and consistent with its organizational documents.

The Chairman, in consultation with the Chief Executive Officer, will establish the agenda for each Board of Directors meeting. At the beginning of the year the Chairman will establish a schedule of agenda subjects to be discussed during the year (to the degree this can be foreseen). Each Board of Directors member is free to suggest the inclusion of items on the agenda. Each Board of Directors member is free to raise at any Board of Directors meeting subjects that are not on the agenda for that meeting. The Board of Directors will review the Corporation’s long-term strategic plans and the principal issues that the Corporation will face in the future during at least one Board of Directors meeting each year.

The non-management Directors will meet in executive session at least quarterly, and, if any non-management Directors are not Independent Directors, at least one of those sessions shall include only Independent Directors. An Independent Director, to be chosen by the non-management Directors, must preside at these meetings, and his or her name or the procedure by which a presiding Director will be selected for each executive session will be disclosed in the annual proxy statement. The Board of Directors or the Corporation will establish methods by which interested parties may communicate directly and confidentially with the presiding Director or with the non-management Directors as a group and cause such methods to be disclosed.

The Board of Directors believes that management provides the public voice of the Corporation. Individual Board of Director members may, from time to time, meet or otherwise communicate with various outside constituencies that are involved with the Corporation. But it is expected that Board of Director members would do this with the knowledge of the management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management.

Directors shall preserve the confidentiality of confidential material given or presented to the Board of Directors.

3.	Board of Directors Committees

The Board of Directors will have at all times an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. All of the members of these committees will, to the extent required by the listing requirements of the New York Stock Exchange, be Independent Directors under the criteria established by the New York Stock Exchange. Committee members will be appointed by the Board of Directors upon recommendation of the Nominating and Governance Committee with consideration of the desires of individual Directors. It is the sense of the Board of Directors that consideration should be given to rotating committee members periodically, but the Board of Directors does not feel that rotation should be mandated as a policy.

Each committee will have its own charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board of Directors. The charters will also provide that each committee will annually evaluate its performance.

The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all Directors.

The Board of Directors and each committee have the power to hire independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Corporation in advance.

The Board of Directors may, from time to time, establish or maintain additional committees as necessary or appropriate.

4.	Director Access to Officers and Employees

Directors have full and free access to officers and employees of the Corporation for purposes of discharging their responsibilities as Directors. Any meetings or contacts that a Director wishes to initiate may be arranged through the CEO or directly by the Director. The Directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Corporation and will, to the extent not inappropriate, copy the CEO on any written communications between a Director and an officer or employee of the Corporation.

The Board of Directors, when appropriate, welcomes regular attendance at each Board of Directors meeting of senior officers of the Corporation. If the CEO wishes to have additional Corporation personnel attendees on a regular basis, this suggestion should be brought to the Board of Directors for approval.

5.	Director Compensation

The form and amount of Director compensation will be determined by the Compensation Committee in accordance with the policies and principles set forth in its charter, and the Compensation Committee will conduct an annual review of Director compensation. The Compensation Committee will consider that Directors’ independence may be jeopardized if Director compensation and perquisites exceed customary levels, if the Corporation makes substantial charitable contributions to organizations with which a Director is affiliated, or if the Corporation enters into consulting contracts with (or provides other indirect forms of compensation to) a Director or an organization with which the Director is affiliated.

6.	Director Orientation and Continuing Education

The Board of Directors or the Corporation will establish appropriate orientation programs, sessions or materials for newly elected Directors of the Corporation for their benefit either prior to or within a reasonable period of time after their nomination or election as a Director, which programs, sessions or materials are intended to familiarize new Directors with the Corporation’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Policy of Business Conduct, its principal officers, and its internal and independent auditors. The Board of Directors or the Corporation will encourage, but not require, Directors to periodically pursue or obtain appropriate programs, sessions or materials as to the responsibilities of Directors of publicly-traded companies.

7.	CEO Evaluation, Compensation, and Management Succession

The Compensation Committee will conduct an annual review of the CEO’s performance, as set forth in its charter. The Board of Directors will review the Compensation Committee’s report in order to ensure that the CEO is providing the best leadership for the Corporation in the long-term and short-term.

The Nominating and Governance Committee should make an annual report to the Board of Directors on succession planning. The entire Board of Directors will work with the Nominating and Governance Committee to nominate and evaluate potential successors to the CEO. The CEO should at all times make available his or her recommendations and evaluations of potential successors, including in the event of an unexpected emergency, along with a review of any development plans recommended for such individuals.

8.	CEO and Officer Compensation

In accordance with the policies and principles set forth in the Compensation Committee’s charter, the form and amount of the CEO’s compensation will be determined by the Compensation Committee and the other officers’ compensation will be recommended to the Board of Directors by the Compensation Committee. The Compensation Committee will conduct an annual review of such compensation.

9.	Annual Performance Evaluation

The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are functioning effectively. The Nominating and Governance Committee will receive comments from all Directors and report annually to the Board of Directors with an assessment of the Board of Directors’ performance. This will be discussed with the full Board of Directors following the end of each fiscal year. The assessment will focus on the Board of Directors’ contribution to the Corporation and specifically focus on areas in which the Board of Directors or management believes that the Board of Directors could improve.

I.	Amendment, Modification and Waiver

These Corporate Governance Guidelines may be amended, modified or waived by the Board of Directors, subject to the applicable disclosure and other provisions of the Securities Exchange Act of 1934, the rules promulgated thereunder and the applicable rules of the New York Stock Exchange.

II.	Disclosure of Corporate Governance Key Practices

These Corporate Governance Guidelines will be made available on the Corporation’s website at www.covantaholding.com.

ATTACHMENT A
TO CORPORATE GOVERNANCE GUIDELINES

INDEPENDENCE STANDARDS

1.	New York Stock Exchange Standards of Independence

A Director is considered independent under the New York Stock Exchange criteria if the Board of Directors finds that the Director has no material relationship with the Company. Under the New York Stock Exchange rules, a Director will not be considered independent if, within the past three years:

•	the Director has been employed by the Company, either directly or through a personal or professional services agreement;

•	an immediate family member of the Director was employed by the Company as an executive officer;

•	the Director receives more than $100,000 per year in direct compensation from the Company, other than for service as an interim chairman or CEO and other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	an immediate family member of the Director receives more than $100,000 per year in direct compensation from the Company, other than for service as a non-executive employee and other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the Director was affiliated with or employed by the Company’s independent auditor;

•	an immediate family member of the Director was affiliated with or employed in a professional capacity by the Company’s independent auditor;

•	a Company executive officer has served on the compensation committee of a company that, at the same time, employed the Director or an immediate family member of the Director as an executive officer; or

•	the Director is employed, or the immediate family member of a Director is employed as an executive officer of another company and the annual payments to, or received from the Company exceed in any single fiscal year the greater of $1 million or 2% of such other company’s consolidated gross annual revenues.

2.	Categorical Standards of Independence

The Board of Directors has established the following additional categorical standards of independence to assist it in making independence determinations:

Business Relationships.  Any payments by the Company to a business employing, or 10% or more owned by, a Director or an immediate family member of a Director for goods or services, or other contractual arrangements, must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons. The following relationships are not considered material relationships that would impair a Director’s independence:

•	if a Director (or an immediate family member of the Director) is an officer of another company that does business with the Company and the annual sales to, or purchases from the Company during such company’s preceding fiscal year are less than 1% of the gross annual revenues of such company;

•	if the Director (or an immediate family member of the Director) is an officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of such other company;

•	if a Director is a partner of or of counsel to a law firm, the Director (or an immediate family member of the Director) does not personally perform any legal services for the Company, and the annual fees paid to the firm by the Company during such firm’s preceding fiscal year do not exceed 2% of the firm’s gross revenues for that firm’s last full fiscal year;

•	if a Director is a partner, officer or employee of an investment bank or consulting firm, the Director (or an immediate family member of the Director) does not personally perform any investment banking or consulting services for the Company, and the annual fees paid to the firm by the Company during such firm’s preceding fiscal year do not exceed 2% of the investment banking or consulting firm’s consolidated gross revenues for that firm’s last full fiscal year.

Charitable Relationships.  If a Director or immediate family member is a director or trustee of a charitable organization and the Company’s discretionary charitable contributions to the organization are one percent or less of that organization’s total charitable receipts during such organization’s preceding fiscal year.

For relationships that exceed the thresholds set forth above, the determination of whether the relationship is material or not, and therefore whether the Director would be an Independent Director, shall be made by the Independent Directors. For example, if a Director is the CEO of a company that is indebted to the Company in excess of 1% of that company’s total consolidated assets, the Independent Directors could determine, after considering all of the relevant circumstances, that such a relationship was immaterial, and that therefore the director would be an Independent Director.

For purposes of these standards, “the Company” shall mean Covanta Holding Corporation and its direct and indirect subsidiaries, and “immediate family member” shall have the meaning set forth in the New York Stock Exchange independence rules.

ATTACHMENT B
TO CORPORATE GOVERNANCE GUIDELINES

MAJORITY VOTING POLICY

In an uncontested election (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” such election (a “Majority Withheld Vote”) shall promptly tender his or her resignation to the Board of Directors for consideration in accordance with the procedures described below, following certification of the shareholder vote.

The Nominating and Governance Committee shall promptly consider the resignation offer and recommend to the Board of Directors action with respect to the tendered resignation, which may include accepting the resignation, maintaining the Director but addressing the underlying cause of the “withheld” votes, determining not to renominate the Director in the future, rejecting the resignation, or any other action such Committee deems to be appropriate and in the best interests of the Corporation. In considering what action to recommend with respect to the tendered resignation, the Nominating and Governance Committee will take into account all factors deemed relevant by the members of the Nominating and Governance Committee including, without limitation, any stated reasons why stockholders “withheld” votes for election from such Director, the length of service and qualifications of the Director whose resignation has been tendered, the overall composition of the Board of Directors, the Director’s contributions to the Corporation, the mix of skills and backgrounds on the Board of Directors, whether accepting the tendered resignation would cause the Corporation to fail to meet any applicable requirements of the Securities and Exchange Commission or the New York Stock Exchange, and these Corporate Governance Guidelines.

The Board of Directors will act on the Nominating and Governance Committee’s recommendation no later than 90 days following certification of the stockholder vote. In considering the Nominating and Governance Committee’s recommendation, the Board of Directors will consider the factors and possible actions considered by the Nominating and Governance Committee and such additional information, factors and possible actions as the Board of Directors believes to be relevant or appropriate.

Following the Board of Director’s decision on the Nominating and Governance Committee’s recommendation, the Corporation will promptly disclose the Board’s decision with respect to the tendered resignation (providing a description of the process by which the decision was reached) in a Form 8-K filed with the Securities and Exchange Commission.

Except as indicated below, any Director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating and Governance Committee recommendation or Board of Directors consideration regarding the action to be taken with respect to the tendered resignation. If any Director receiving a Majority Withheld Vote is a member of the Nominating and Governance Committee, at the same election, then if there are at least three independent Directors who are on the Board of Directors and who did not receive a Majority Withheld Vote, such independent Directors, will appoint a Board committee amongst themselves solely for the purpose of considering the tendered resignation and will recommend to the Board of Directors action to be taken with respect to the tendered resignation. This Board committee may, but need not, consist of all of the independent Directors who did not receive a Majority Withheld Vote. If there are less than three independent Directors who did not receive a Majority Withheld Vote, then all Directors, whether or not independent, who did not receive a Majority Withheld Vote, will consider the tendered resignations and determine the action to be taken with respect to the tendered resignations.

To the extent that one or more Directors’ resignations are accepted by the Board of Directors, the Nominating and Governance Committee will recommend to the Board of Directors whether to fill such vacancy or vacancies or to reduce the size of the Board of Directors.

This policy will be summarized or included in the Corporation’s annual proxy statement relating to the election of Directors.

ANNUAL MEETING OF SHAREHOLDERS OF
Covanta Holding Corporation
May 30, 2007
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
¯ Please detach along perforated line and mail in the envelope provided. ¯

21030000000000000000 0	053007

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE
☒

							FOR	AGAINST	ABSTAIN
1.	The Board of Directors recommends a vote FOR the listed nominees.				2.	To ratify the appointment of Ernst & Young LLP as Covanta Holding Corporation’s independent auditors for the 2007 fiscal year.	☐	☐	☐

☐		NOMINEES:
	FOR ALL NOMINEES	¡	David M. Barse
		¡	Ronald J. Broglio		3.	Any other matters which may properly come before the Meeting or any adjournment or postponement thereof in the discretion of the proxy holder.
☐	WITHHOLD AUTHORITY	¡	Peter C.B. Bynoe
	FOR ALL NOMINEES	¡	Richard L. Huber
		¡	Anthony J. Orlando
☐	FOR ALL EXCEPT (See instructions below)	¡	William C. Pate		YOUR VOTE IS IMPORTANT!
		¡	Robert S. Silberman		PLEASE VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
		¡	Jean Smith
		¡	Clayton Yeutter
		¡	Samuel Zell

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0
COVANTA HOLDING CORPORATION
Proxy for Annual Meeting of Stockholders Solicited on Behalf of the Board of Directors
     The undersigned stockholder of Covanta Holding Corporation, a Delaware corporation (the “Company”), hereby appoints ANTHONY J. ORLANDO and TIMOTHY J. SIMPSON, or either of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on May 30, 2007, at 11:00 A.M., Eastern Daylight Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Meeting and otherwise to represent the undersigned at the Meeting with all powers possessed by the undersigned if personally present at the Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the Meeting.
The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast “for” each of the nominees for director as described in the Proxy Statement, and “for” the ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors. The proxy holders are authorized to vote in their discretion on any other matter that may properly come before the Meeting or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)

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